                                                                     EXHIBIT 2.2


Dr. Klaus Rollin
Dr. Henning Voscherau                           Roll of Documents No. 849/1997 P
Dr. Reiner Stadler                                      File: 67/P/97/or
Dr. Klaas Hinrich Pfluger
Dr. Rolf-Hermann Henniges
Dr. Wolfgang Engelhardt
Notare


Notar Dr. Voscherau Zur Zeit Beurlaust











                                   Counterpart






                                  NOTARIAL DEED
              Negotiated in the Free and Hanseatic City of Hamburg
                    on Friday, 30th (thirtieth) of May, 1997
                      (nineteen hundred and ninety seven).

I, the Hamburg Notary Public

                           DR. KLASS HINRICH PFLUGER,
                          ALSTGERTOR 14, 20095 HAMBURG,

today by request went into the office of the attorneys-at-law Schon Nolte Finkelnburg & Clemm, Warburgstrasse 50, 20354 Hamburg, where I found present:

1.       Mr. Scott James Bendert,
         businessman,
         born on 17th August, 1956,
         address: 100 North Tampa Street, Suite 3900, FL. USA, 33602, identified by US passport No. 043630847,

         declaring to act not for himself, but

         a) as Financial Director and by virtue of a Power of Attorney dated 28th May, 1997, a telefax copy of which has been presented at the notarization and a certified copy of which will be attached to this Deed, for the Company under the laws of Florida with the style

                  Sykes Enterprises, Incorporated,
                  address: 100 North Tampa Street, Suite 3900, FL. USA, 33602,

         b) as Managing Director, with sole Power of Representation, for the Limited Liability Company under the laws of the Federal Republic of Germany with the style

                  RAGNA Siebte Vermogensverwaltungsgesellschaft mbH, (by Shareholders' Resolution dated 30th May, 1997, Documentation No. 847/1997 P of the officiating Notary Public changed to Sykes Enterprises GmbH),

2.       Mr. Rolf-Christof Alfred Dienst,
         businessman,
         born on 13th March, 1946,
         address: Pacellistrasse 14, 80330 Munchen, identified by German identity card No. 8084002501,

         declaring to act for

         a)       himself,

         b)       Mr. Ralf Halbherr,
                  address: Taunusstrasse 8 b, 61449 Steinbach

         c)       Mrs. Ruth Ricker,
                  address: Grafenweg 4, 71803 Herrenberg,

         d)       Mr. Wolfgang Rucker,
                  address: Grafenweg 4, 71803 Herrenberg,

         e)       Mr. Joachim Schoss,
                  address: Freiheer-vom-Stein-Str. 51, 60323 Frankfurt,

         f)       Mr. Gunter Greff,
                  address: Stadlander Weg 11, 26441 Jever,

         g)       Mr. Thomas Klawitter,
                  address: Kosteverloren 3 a, 26441 Jever,

         sub. b) - g) pursuant to Powers of Attorney, which will be attached to this deed.

Pursuant to par. 13 a of the Notarization Act of the Federal Republic of Germany, reference is made to notarial supplementary Deeds ("Reference Documents") dated 30th May, 1997, i.e.:

         a)       Roll-of-Documents No. 841/1997 P of the officiating Notary
                  Public
                  ("Reference Document I")

         b)       Roll-of-Documents No. 720/1997/ R of the Notary Public Dr.

                  Klaus Rollin
                  ("Reference Document II")

and the Exhibits attached thereto, i.e.:

         (i)      Pledge and Escrow Agreement
                  (Exhibit l of Reference Document I,
                  hereinafter referred to as "Exhibit A")

         (ii)     Registration Rights Agreement
                  (Exhibit 2 of Reference Document I,
                  hereinafter referred to as "Exhibit B")

         (iii)    Disclosure Schedule
                  (Exhibit of Reference Document II,
                  hereinafter referred to as "Disclosure Schedule"),

certified copies of said supplementary Deeds (counterparts of which were available in the course of the notarization) will be attached to this Deed for documentary purposes, not as exhibits a set forth in par. 9(l) of the Notarization Act of the Federal Republic of Germany. The contents of these Deeds are known to the parties and shall be part and subject matter of this Deed and the following Agreement; the reading of said Deeds was waived.

The parties declared for recording:




                              ACQUISITION AGREEMENT

                                  BY AND AMONG

                                       THE

                                  SHAREHOLDERS

                                       OF

                            TELCARE GESELLSCHAFT FUR

                    TELEKOMMUNIKATIONS - MEHRWERTDIENSTE MBH,

                        SYKES ENTERPRISES, INCORPORATED,

                                       AND

                             SYKES ENTERPRISES GMBH

                               DATED MAY 30, 1997

                                TABLE OF CONTENTS


RECITALS ....................................................................................1

ARTICLE I

         DEFINITIONS.........................................................................1
         Section 1.1.........................................................................1

ARTICLE II

         PURCHASE, SALE AND ASSIGNMENT OF SHARES.............................................5
         Section 2.1.  Purchase and Sale of Shares...........................................5
         Section 2.2.  Assignment of Shares..................................................6

ARTICLE III

         DELIVERY OF PURCHASE PRICE SHARES...................................................7

ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF SELLERS...........................................7
         Section 4.1.      Corporate Organization............................................7
         Section 4.2.      Capitalization....................................................7
         Section 4.3.      Authority; Binding Effect.........................................8
         Section 4.4.      Ownership of Quotas; Title........................................8
         Section 4.5.      Sellers' Consents and Approvals; No Violations....................8
         Section 4.6.      The Company's Consents and Approvals; No Violations...............9
         Section 4.7.      Financial Statements..............................................9
         Section 4.8.      Undisclosed Liabilities..........................................10
         Section 4.9.      Taxes............................................................10
         Section 4.10.     Title to Properties..............................................11
         Section 4.11.     Absence of Changes...............................................11
         Section 4.12.     Intellectual Property............................................13
         Section 4.13.     Leases...........................................................14
         Section 4.14.     Bank Accounts; Investments; Powers of Attorney...................15
         Section 4.15.     Material Contracts and Customers.................................15
         Section 4.16.     Related Transactions.............................................18


         Section 4.17.     Insurance........................................................18
         Section 4.18.     Labor Matters....................................................18
         Section 4.19.     Employee Benefit Plans...........................................19
         Section 4.20.     Litigation.......................................................20
         Section 4.21.     Compliance with Laws.............................................20
         Section 4.22.     Books and Records................................................20
         Section 4.23.     Copies of Documents..............................................20
         Section 4.24.     Adequacy of Assets...............................................20
         Section 4.25.     Grants...........................................................21
         Section 4.26.     Accounts Receivable..............................................21
         Section 4.27.     Brokers and Finders..............................................21
         Section 4.28.     Investment Intent; Information Disclosures.......................21
         Section 4.29      Pooling of Interests.............................................23
         Section 4.30      Restrictive Covenants............................................24
         Section 4.31      Product Liabilities and Warranties...............................24
         Section 4.32      Disclosure.......................................................24

ARTICLE V

         REPRESENTATIONS AND WARRANTIES OF SEI AND BUYER....................................25
         Section 5.1.      Corporate Organization...........................................25
         Section 5.2.      Capitalization of SEi............................................25
         Section 5.3.      Authority........................................................25
         Section 5.4.      SEi's Consents and Approvals; No Violations......................25
         Section 5.5.      Litigation.......................................................26
         Section 5.6.      Brokers and Finders..............................................26
         Section 5.7.      SEi Information..................................................26
         Section 5.8       No Material Adverse Change.......................................26
         Section 5.9.      Undisclosed Liabilities..........................................26
         Section 5.10.     Compliance with Laws.............................................27

ARTICLE VI

         FURTHER COVENANTS AND AGREEMENTS...................................................27
         Section 6.1.      Covenants of Sellers Pending the Closing.........................27
         Section 6.2.      Covenants of Buyer and SEi Pending the Closing...................28
         Section 6.3.      Filings..........................................................29
         Section 6.4.      Effective Time of Closing and Transfer...........................29
         Section 6.5.      Announcements....................................................29


         Section 6.6.      Costs and Expenses...............................................29
         Section 6.7.      Further Assurances...............................................30
         Section 6.8.      Certain Agreements...............................................30
         Section 6.9.      Non-Disclosure; Covenant Not to Compete..........................30
         Section 6.10.     Pooling of interests.............................................32
         Section 6.11.     Exclusive Dealing................................................32
         Section 6.12.     Post-Closing Arrangements........................................32

ARTICLE VII

         TERMINATION........................................................................33
         Section 7.1.      Termination......................................................33
         Section 7.2.      Procedure and Effect of Termination..............................33

ARTICLE VIII

         CONDITIONS TO BUYER'S AND SEI'S OBLIGATIONS........................................34
         Section 8.1       Sellers' Closing Deliveries......................................34
         Section 8.2.      Representations and Warranties True..............................34
         Section 8.3.      Performance......................................................34
         Section 8.4.      Governmental Consents and Approvals..............................35
         Section 8.5.      No Injunction or Proceeding......................................35
         Section 8.6.      Due Diligence....................................................35
         Section 8.7.      Continued Employment of Klawitter and Schaffer...................35

ARTICLE IX

         CONDITIONS TO SELLERS' OBLIGATIONS.................................................35
         Section 9.1.      Delivery of Purchase Price Shares................................35
         Section 9.2.      Buyer's and SEi's Closing Deliveries.............................35
         Section 9.3.      Representations and Warranties True..............................36
         Section 9.4.      Performance......................................................36
         Section 9.6.      Governmental Consents and Approvals..............................36
         Section 9.7.      No Injunction or Proceeding......................................36

ARTICLE X

         INDEMNIFICATION....................................................................36
         Section 10.1.     Indemnification by Sellers.......................................36
         Section 10.2.     Indemnification by Buyer and SEi.................................37
         Section 10.3.     Survival of Representations......................................37
         Section 10.4.     Indemnification Claims Procedures................................37
         Section 10.5.     Right of Set-Off.................................................39
         Section 10.6.     Limitation of Liability..........................................39



         MISCELLANEOUS......................................................................40
         Section 11.1.     Governing Law....................................................40
         Section 11.2.     Entire Understanding, Waiver, Etc................................40
         Section 11.3.     Severability; Gaps...............................................40
         Section 11.4.     Captions.........................................................40
         Section 11.5.     Notices..........................................................40
         Section 11.6.     Successors and Assigns...........................................42
         Section 11.7.     Parties in Interest..............................................42
         Section 11.8.     Counterparts.....................................................43
         Section 11.9.     Construction of Terms............................................43
         Section 11.10.    SEi Guarantee....................................................43
         Section 11.11.    Beneficial Owners of Quotas.  ...................................43


                                    EXHIBITS

Exhibit A         Form of Pledge and Escrow Agreement
Exhibit B         Form of Registration Rights Agreement

                               DISCLOSURE SCHEDULE

Section 4.1       Corporate Organization
Section 4.2       Capitalization
Section 4.4       Ownership of Quotas; Title
Section 4.5       Sellers' Consents and Approvals; No Violations
Section 4.6       The Company's Consents and Approvals; No Violations
Section 4.7(a)    Financial Statements
Section 4.7(b)    Financial Statements Exceptions
Section 4.8       Undisclosed Liabilities
Section 4.9       Taxes
Section 4.10(a)   List of Material Fixed Assets
Section 4.10(b)   Title to Properties Exceptions
Section 4.10(c)   Possession and Condition of Assets
Section 4.11      Absence of Changes


Section 4.12(a)   List of Intellectual Property
Section 4.12(b)   Fees and Royalties
Section 4.12(c)   Registrations; Exclusive Rights
Section 4.12(d)   Trade Secrets
Section 4.12(e)   Intellectual Property Claims
Section 4.13      Leases
Section 4.14(a)   List of Accounts
Section 4.14(b)   Investments
Section 4.14(c)   Ownership of SEi Stock
Section 4.15(a)   List of Material Contracts
Section 4.15(b)   Material Contracts Exceptions
Section 4.15(c)   Customers and Suppliers
Section 4.16      Related Transactions
Section 4.17(a)   List of Insurance Policies
Section 4.17(b)   Insurance Policy Terminations
Section 4.17(c)   Insurance Policy Claims
Section 4.17(d)   Unpaid Insurance Claims
Section 4.18(a)   Labor Matters
Section 4.18(b)   List of Employees
Section 4.19      Employee Benefit Plans
Section 4.20      Litigation
Section 4.21      Compliance with Laws
Section 4.24      Adequacy of Assets
Section 4.25(a)   Grants
Section 4.25(b)   Grants Exceptions
Section 4.26      Accounts Receivable
Section 4.30      Restrictive Covenants
Section 4.31      Product Liabilities and Warranties

                              ACQUISITION AGREEMENT

         THIS ACQUISITION AGREEMENT is made and entered into as of May 30, 1997, by and among the undersigned persons (collectively, the "Sellers"), being the holders of all the outstanding capital interests of Telcare Gesellschaft fur Telekommunikations - Mehrwertdienste mbH, a limited liability company organized under the laws of the Federal Republic of Germany (the "Company"), each such Seller being an individual residing in, and a citizen of, the Federal Republic of Germany, SYKES ENTERPRISES GMBH, a limited liability company organized and existing under the laws of the Federal Republic of Germany ("Buyer"), and SYKES ENTERPRISES, INCORPORATED, a corporation organized and existing under the laws of Florida ("SEi").

                                    RECITALS

         WHEREAS, the Sellers own all of the issued capital interests of the Company (the "Quotas");

         WHEREAS, SEi owns all of the issued capital interests of the Buyer;

         WHEREAS, the Sellers desire to sell the Quotas in exchange for shares of SEi's common stock, and SEi is willing to cause the Buyer to purchase the Quotas from Sellers in exchange for shares of SEi's common stock, on the terms and subject to the conditions hereinafter set forth; and

         WHEREAS, SEi intends to treat the acquisition by the Buyer of the Quotas as a "pooling of interests" for financial accounting purposes.

         NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements hereinafter set forth and for other good and valuable considerations, the receipt and sufficiency of which are hereby expressly acknowledged by the Sellers, the Buyer and SEi, and intending to be legally bound, the parties hereto agree as follows:

                                    ARTICLE I


                                   DEFINITIONS


         SECTION 1.1. The terms defined in this Article shall have the following respective meanings for all purposes of this Agreement:

                  "Affiliate" means, with respect to any Person, an officer, director or beneficial owner of five percent (5%) or more of the issued and outstanding shares of any class of capital stock or other equity of such Person.

                  "Alternative Transaction" means any merger, consolidation, sale of substantial assets, sale of capital interests or securities or similar transaction involving the Company, other than the transactions contemplated by this Agreement.

                  "Business" means the business conducted as of the date of this Agreement or as of the Closing Date, as the context permits or implies, by the Company, which consists of providing the following services on a "for hire" basis:

                  (i)      call center services;

                  (ii)     telemarketing and teleselling services;

                  (iii) fulfillment services for telemarketing and call center customers; and

                  (iv) database development services for telemarketing and call center customers.

                  "Business Day" means any day on which banks are open for business in New York, New York.

                  "Closing" means the consummation and effectuation of the transactions contemplated herein pursuant to the terms and conditions of this Agreement, which shall be held on the 16th day of June, 1997, at 10:00 AM in the offices of Schon Nolte Finkelnburg & Clemm in Hamburg, Federal Republic of Germany, or on such other date or at such other time or place as is mutually agreed by the parties hereto.

                  "Closing Date" means the date on which the Closing actually occurs.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Customers" shall have the meaning set forth in Section 4.15.

                  "Disclosure Schedule" means the disclosure schedule document executed by Sellers as of the date hereof and previously delivered to the Buyer and SEi, without any amendment thereto subsequent to the date hereof.

                  "Employee Benefit Plan" means any pension, retirement, profit sharing, savings, thrift, stock bonus, stock option, stock purchase, restricted stock purchase, stock ownership, stock appreciation right, phantom stock, deferred compensation, supplemental retirement, deferred bonus, severance, change of control, parachute, health, medical, dental, vision, prescription drugs, fitness, dependent care, educational assistance, group legal services, life insurance, accidental death, accidental dismemberment, sick pay, short-term or long-term disability, supplemental unemployment income, training, apprenticeship, scholarship, tuition reimbursement, employee assistance, employee discount, subsidized cafeteria, fringe benefit, vacation, holiday, employer-sponsored recreational facility, or other employee pension benefit or welfare benefit plan, policy, contract, or arrangement, or other similar fringe or employee benefit plan, program, policy, contract, or arrangement, written or oral, qualified or nonqualified, funded or unfunded, foreign or domestic.

                  "Escrow Agent" means Firstar Trust Company of Milwaukee, Wisconsin, or such other person as SEi and the Sellers shall mutually agree upon, in its capacity as escrow agent.

                  "Financial Statements" has the meaning set forth in Section
4.7.

                  "Form 10-Q Balance Sheet" means the unaudited balance sheet dated March 30, 1997 (and any related notes thereto), found in the quarterly report filed on Form 10-Q filed with the Securities and Exchange Commission for the quarterly period ended March 30, 1997, a copy of which is included as part of the SEi Filings.

                  "GGAAP" means generally accepted accounting principles as in effect in the Federal Republic of Germany on December 31, 1996.

                  "Grants" means the governmental and other grants, subsidies, guarantees and/or loans provided to or for the benefit of the Company.

                  "Intellectual Property" means all intellectual property and intellectual property rights, whether arising under the laws of the Federal Republic of Germany or any other jurisdiction including, without limitation, (i) all patents, patent applications, continuations in part, divisions, reissues and patent disclosures, (ii) all copyrights, whether registered or unregistered, and pending applications to register the same, (iii) anything recognizable as a trademark, service mark or trade dress at common law, under the Lanham Act or under the corresponding laws of any foreign country, whether registered or not, which is used to identify the source and quality of goods or services or to distinguish them from those of others, and all registrations and applications for registration, including intent-to-use registrations and applications for registration, (iv) all licenses, sublicenses and rights to use any Intellectual Property of any other Person, (v) all names used to identify a particular company, business, subsidiary or division thereof, (vi) all confidential and proprietary ideas, trade secrets, know how, concepts, methods, processes, formulae, reports, data, customer lists, mailing lists, business plans or other proprietary information, including, without limitation, with respect to any Person, any formulae, pattern, device or compilation of information which is used in such Person's business and which derives independent commercial value from not being generally known or readily ascertainable through independent development or reverse engineering by other Persons who can obtain economic value from its disclosure or use, and (vii) all other forms of proprietary information.

                  "Interim Balance Sheet" means the unaudited balance sheet dated as of the Interim Balance Sheet Date (and any related notes thereto), a copy of which is included as part of the Financial Statements.

                  "Interim Balance Sheet Date" means April 30, 1997.

                  "Leased Real Property" means all real property and premises currently leased to the Company.

                  "Material Adverse Effect" means, with respect to any Person, a material adverse effect on the financial condition, results of operations or business prospects of such Person.

                  "NASDAQ" means The Nasdaq National Stock Market, Inc.'s National Market.

                  "Person" means an individual, partnership, limited liability company, corporation, trust, unincorporated organization, association or joint venture or a government, agency, political subdivision or instrumentality thereof.

                  "Purchase Price Shares" means the shares of SEi Stock to be issued to the Sellers in consideration of the transfer and assignment of the Quotas pursuant to this Agreement, which shall consist of:

                  (i) 750,000 shares of SEi Stock, in the event the SEi Stock Closing Price is greater than or equal to $20 per share, and less than or equal to $25.33 per share;

                  (ii) in the event the SEi Stock Closing Price is less than $20 per share, a number of shares of SEi Stock equal to $15,000,000 divided by the SEi Stock Closing Price; or

                  (iii) in the event the SEi Stock Closing Price is greater than $25.33 per share, a number of shares equal to $19,000,000 divided by the SEi Stock Closing Price.

                  "Related Agreements" means the agreements described in Section 6.8.

                  "SEC" means the United States Securities and Exchange Commission.

                  "SEi Filings" means the following filings made by SEi with the
SEC: the annual report on Form 10-K for the annual period ending December 31, 1996, the quarterly report on Form 10-Q for the quarterly period ending March 30, 1997, and the Annual Report to Stockholders and related proxy statement filed on Schedule 14A with respect to an annual meeting of SEi's shareholders held on May 8, 1997.

                  "SEi Stock" means SEi's common stock, $.01 par value per share.

                  "SEi Stock Closing Price" means the average of the closing prices for SEi Stock as reported on NASDAQ (as published in the Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source) for the five (5) consecutive full trading days in which such shares are traded on NASDAQ, ending on the last such trading day prior to the Closing Date.

                  "Seller's Shares" means, with respect to any Seller, a number of shares of SEi Stock equal to the Purchase Price Shares multiplied by such Seller's percentage ownership in the Company as shown in Section 2.1.

                  "Taxes" means all taxes, assessments, and charges imposed by any federal, state, local, or foreign taxing authority, including social security, insurance and other state-sponsored pension funds and all interest, penalties and additions thereto.

                  "Transfer Agent" means Firstar Trust Company of Milwaukee, Wisconsin, in its capacity as transfer agent for SEi Stock.

                  "USGAAP" means generally accepted accounting principles as in effect in the United States on December 31, 1996.

                                   ARTICLE II

                     PURCHASE, SALE AND ASSIGNMENT OF SHARES

         SECTION 2.1. PURCHASE AND SALE OF SHARES. Upon the terms and subject to the conditions hereof, each of the Sellers hereby sells to Buyer and Buyer hereby buys from each of the Sellers, all of such Sellers' right, title and interest in and to the Quotas set forth below opposite the name of such Seller, together with the right to receive dividends with respect to such Quotas as of January 1, 1997, and the capital reserve, in consideration for the delivery of the Purchase Price Shares as provided in Article III below.

         Name                     Share Capital        Percentage Interest
         ----                     -------------        -------------------
         Rolf Christof Dienst        DM12,500
                                     DM59,500
                                     DM11,400
                                    *DM12,500
                                    *DM66,100

                                    ---------
                           Total    *DM54,000                   36%
                                    ---------
                                    DM216,000

         Gunter Greff                DM12,500
                                    DM113,500

                                    ---------
                           Total     DM18,000                   24%
                                    ---------
                                    DM144,000

         Joachim Schoss              DM12,500
                                    DM113,500

                                    ---------
                           Total     DM18,000                   24%
                                    ---------
                                    DM144,000

         Thomas Klawitter            DM48,000                    8%
         Ralf Halbherr                                           8%
                                    ---------                  ---
                                     DM48,000
                                    ---------

         Grand Total                DM600,000                  100%


                  * all or a portion of these shares (totalling DM104,850) are held in trust for Ruth Rucker or Wolfgang Rucker; an aggregate of 17.475% of the Quotas are held by Mr. Dienst in this manner.

         SECTION 2.2. ASSIGNMENT OF SHARES. Each of the Sellers hereby assigns and transfers such Seller's Quota as specified in Section 2.1, together with the right to receive dividends on the such Quota as of January 1, 1997, to Buyer at the Closing and Buyer hereby accepts such assignments. All such assignments are subject to:

                  (a) the delivery of the Purchase Price Shares in accordance with Article III hereof;

                  (b) the non-occurrence of a termination of this Agreement in accordance with Section 7.1 prior to the Closing; and

                  (c) the fulfillment of all of the conditions precedent specified in Article VIII and Article IX.

         Each of the Sellers hereby consents to the sales and transfers effected herein and waives any preemptive rights or rights of first refusal he may have under the Articles of Association.

                                   ARTICLE III

                        DELIVERY OF PURCHASE PRICE SHARES

         Upon the terms and subject to the conditions hereof, SEi shall issue, and Buyer shall deliver, the Purchase Price Shares as follows:

                           (i)      to each of the Sellers at the Closing, a
certificate or certificates or, at SEi's option, an irrevocable letter of instructions to the Transfer Agent for the issue and delivery of a certificate or certificates, issued in the Seller's name, each such certificate bearing the legend provided for in Section 4.28(g) and evidencing a number of shares of SEi Stock equal to nine tenths of such Seller's Shares, rounded down to the nearest whole share;

                           (ii)     to the Escrow Agent promptly following the
Closing, a certificate or certificates issued in the name of each Seller, each such certificate bearing the legend provided for in Section 4.28(g) and evidencing a number of shares equal to one tenth of the applicable Seller's Shares, rounded down to the nearest whole share, to be held in accordance with a Pledge and Escrow Agreement dated as of the Closing Date by and among SEi, Buyer, the Sellers and the Escrow Agent substantially in the form of Exhibit A (the "Pledge and Escrow Agreement").


                                   ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF SELLERS (GARANTIEN)

         The Sellers hereby represent and warrant to SEi and Buyer as follows, the representations and warranties in Sections 4.3 through 4.5 being made severally by the Sellers and all other representations and warranties in this
Article IV being made jointly and severally by the Sellers:

                  SECTION 4.1. CORPORATE ORGANIZATION. The Company is a limited liability company duly organized and validly existing under the laws of the Federal Republic of Germany and has the full right, power and authority to own, lease and operate all of its properties and assets and to carry out the

Business as it is presently conducted. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the ownership of property or the conduct of its business requires such qualification or license. Except as set forth in Section 4.1 of the Disclosure Schedule, there are no corporations, joint ventures, partnerships or other entities or arrangements in which the Company, directly or indirectly, owns any capital stock or any equity interest.

                  SECTION 4.2. CAPITALIZATION. The aggregate stated share capital of the Company consists of DM600,000. The Quotas, which represent all issued share capital of the Company, have been duly authorized and validly issued, are fully paid and nonassessable, were issued without violation of any preemptive rights, and can be transferred to Buyer as provided herein free of any preemptive rights. The Company has not repaid any stated share capital to any of the Sellers, or to any prior holder of the Company's share capital, or paid out any other equity capital in a manner which would adversely affect the Company's ability to pay dividends in a situation in which the Company would otherwise be permitted to pay dividends according to German law. Except for this Agreement and as set forth in Section 4.2 of the Disclosure Schedule, there are no options, warrants or other rights, nor any agreements, commitments or arrangements of any kind, relating to the subscription for or the issuance, voting, acquisition, sale, repurchase, transfer or disposition of (i) any share capital of the Company or securities convertible into or exchangeable for share capital of the Company, or (ii) any options, warrants or subscription rights relating to any such share capital or other securities of the Company.

                  SECTION 4.3. AUTHORITY; BINDING EFFECT. Each of the Sellers has all requisite right, power and authority to execute, deliver and perform this Agreement and the Related Agreements to which such Seller is a party. This Agreement and the Related Agreements to which the Sellers are parties have been duly and validly executed and delivered by the Sellers and constitute the legal, valid and binding obligations of each of the Sellers, enforceable against each of the Sellers in accordance with their respective terms.

                  SECTION 4.4. OWNERSHIP OF QUOTAS; TITLE. Except as disclosed in Section 4.4 of the Disclosure Schedule, each of the Sellers owns of record and beneficially the Quotas set forth beside such Seller's name in Section

2.1. All issued share capital of the Company has been owned of record and beneficially at all times exclusively by individual citizens of, or other Persons organized and existing under the laws of, the Federal Republic of Germany. Each of the Sellers has and will have, on the Closing Date, good, marketable and valid title to the Quotas to be sold by such Seller hereunder, free and clear of all liens, pledges, encumbrances, claims, security interests, charges, voting trusts, voting agreements, other agreements, rights, options, warrants or other restrictions of any kind, nature or description, other than those referenced in Section 4.2 of the Disclosure Schedule. The execution, delivery, notarization and performance of this Agreement will convey to Buyer at the Closing good title to the Quotas free and clear of all claims, liens, encumbrances, security interests, charges or restrictions on transfer of any nature whatsoever, other than those contained in the Company's Articles of Association. No Seller is involved in any proceedings by or against such Seller under any bankruptcy laws or under any other insolvency or debtor's relief act.

                  SECTION 4.5. SELLERS' CONSENTS AND APPROVALS; NO VIOLATIONS. Except as set forth in Section 4.5 of the Disclosure Schedule, the execution, delivery and performance by each of the Sellers of this Agreement and the Related Agreements to which he or she is a party will not (with or without the giving of notice or the passage of time, or both) (a) violate any applicable provision of law or any rule or regulation of any federal, state or local administrative agency or governmental authority applicable to Sellers, or any order, writ, injunction, judgment or decree of any court, administrative agency or governmental authority applicable to Sellers, (b) violate or require any consent, waiver or approval under (except for the matters referenced in Section
4.5 of the Disclosure Schedule), result in a breach, modification or termination of any provisions of, constitute a default under, affect the rights under or enforceability of, or result in the imposition of any pledge, security interest or other encumbrance upon any of the Quotas pursuant to, any agreement, indenture, mortgage, deed of trust, lease, license, or other instrument to which any Seller is a party or by which any of them is bound, or any material license, permit or certificate held by any of them including, without limitation, those listed on the Disclosure Schedule, or (c) require any material consent or approval by, notice to or registration with any governmental authority or other Person which is applicable to any Seller.

                  SECTION 4.6. THE COMPANY'S CONSENTS AND APPROVALS; NO VIOLATIONS. Except as set forth on Section 4.6 of the Disclosure Schedule, the execution, delivery and performance by each of the Sellers of this Agreement and the Related Agreements to which he or she is a party will not (with or without the giving of notice or the passage of time, or both) (a) violate any applicable provision of law or any rule or regulation of any federal, state or local administrative agency or governmental authority applicable to the Company, or any order, writ, injunction, judgment or decree of any court, administrative agency or governmental authority applicable to the Company, (b) violate the organizational documents of the Company, (c) violate or require any consent, waiver or approval under, result in a breach, modification or termination of any provisions of, constitute a default under, affect the rights under or enforceability of, result in the imposition of any pledge, security interest or other encumbrance pursuant to, or give any Person the right to terminate, modify or renegotiate any provision of, any agreement, indenture, mortgage, deed of trust, lease, license, or other instrument to which the Company is a party or by which it is bound, or any material license, permit or certificate held by it including, without limitation, those listed on the Disclosure Schedule, (d) require any material consent or approval by, notice to or registration with any governmental authority or other Person which is applicable to the Company, or
(e) result in the creation of any lien, claim, encumbrance or charge upon any property or assets of the Company.

                  SECTION 4.7. FINANCIAL STATEMENTS.

                  (a) Section 4.7(a) of the Disclosure Schedule contains (i) the unaudited balance sheet and the related unaudited income statement (including any related notes thereto) of the Company as of and for the fiscal years ended December 31, 1994, December 31, 1995 and December 31, 1996, and (ii) the Interim Balance Sheet and the related unaudited income statement for the four month period ending as of the Interim Balance Sheet Date (including any related notes thereto) (collectively, the "Financial Statements").

                  (b) Except as set forth on Section 4.7(b) of the Disclosure Schedule, the Financial Statements (i) are true, correct and complete in all material respects; (ii) are in accordance with the books and records of the Company; (iii) have been prepared in accordance with principles of orderly bookkeeping and GGAAP applied on a consistent basis throughout the periods involved, respecting principles of prudence and continuity; (iv) fairly present, in the case of each year-end balance sheet and the Interim Balance Sheet, the financial position of the Company as of the respective dates thereof and, in the case of the related income statements, the results of operations and earnings of the Company for the respective periods indicated; and (v) in the case of the Interim Balance Sheet, were prepared in accordance with principles applicable to a year-end balance sheet and present information comparable to other balance sheets included in the Financial Statements.

                  SECTION 4.8. UNDISCLOSED LIABILITIES. Except as set forth on
Section 4.8 of the Disclosure Schedule, the Company has no liabilities (absolute, accrued, contingent or otherwise) which are required to be reflected in a balance sheet or in the notes thereto under GGAAP, except (a) liabilities reflected or reserved against in the Interim Balance Sheet, and (b) liabilities incurred since the Interim Balance Sheet Date in the ordinary course of business, and which, in the aggregate, do not and will not have a Material Adverse Effect.

                  SECTION 4.9. TAXES. Except as set forth in Section 4.9 of the Disclosure Schedule, the Company has timely filed all material returns, declarations, reports, information returns and statements required to be filed by it (the"Returns") in respect of any Taxes and has paid all Taxes currently due and payable by it. Except as set forth in Section 4.9 of the Disclosure Schedule, the Returns accurately and completely reflect the facts regarding the income, properties, operations and status of any entity required to be shown thereon, no notice of any material proposed deficiency, assessment or levy in respect of Taxes has been received by the Company, the Company is not currently nor, during the past three years, has been the subject of an audit or in receipt of a notice that it is being or will be audited by a relevant taxing authority, or has agreed to any extension of time of any applicable statute of limitations period, and the Company has duly withheld from each payment from which such withholding is required by law, the amount of all Taxes required to be withheld therefrom and has paid the same (to the extent due) together with the employer's share of the same, if any, to the proper tax receiving officers. Except as set forth in Section 4.9 of the Disclosure Schedule, the charges, accruals, and reserves for Taxes due, or accrued but not yet due, relating to the income, properties or operations of the Company for any period prior to or including the Closing Date as reflected on the books of the Company are adequate in all material respects to cover such Taxes, all Tax deficiencies which have been proposed or asserted against the Company have been fully paid or finally settled, and no issue has been raised in any examination which, by application of similar principles, can be expected to result in the proposal or assertion of a Tax deficiency for any other year not so examined, the Company has not received any Tax incentive, abatement or other credit with respect to its assets, the Business, employees or otherwise which contains provisions for the repayment of any Tax benefit, and the Company has incurred liabilities for Taxes only in the ordinary course of the Business. The Company has never conducted business in the United States, has never had any assets, employees or shareholders located or resident in the United States, and has never made any election with the United States Internal Revenue Service regarding Taxes in the United States. All subsidies received from the State of Niedersachsen have been assessed for tax purposes in accordance with German law.

                  SECTION 4.10. TITLE TO PROPERTIES.

                           (a) The Company does not own and never has owned, in
whole or in part, any interest in any real property. Section 4.10(a) of the Disclosure Schedule sets forth a complete and accurate list of all material fixed assets owned by the Company and used in the Business as of the Interim Balance Sheet Date.

                           (b) Except for the encumbrances in favor of
Commerzbank referenced in Section 4.15(a) of the Disclosure Schedule, and the normal reservation of title of suppliers to the extent not paid, the Company has good and marketable title to all the personal property and assets (tangible and intangible) reflected as owned by it on the Interim Balance Sheet or acquired since the Interim Balance Sheet Date (except for properties and assets disposed of since such date in the ordinary course of business and consistent with past practice), free and clear of all liens, charges, security interests or other encumbrances of any nature whatsoever.

                           (c) Except as set forth on Section 4.10(c) of the
Disclosure Schedule, all such assets (i) are now in the possession of the Company, (ii) are not subject to claims by any other Person with a right to possession of all or any part of such assets, (iii) are in good operating condition (ordinary wear and tear excepted), (iv) are not, individually or in the aggregate, in need of any repairs which individually or in the aggregate are reasonably likely to cost in excess of DM10,000, and (v) are located on the Leased Real Property.

                  SECTION 4.11. ABSENCE OF CHANGES. Except as set forth in
Section 4.11 of the Disclosure Schedule, since December 31, 1996, the Company has operated only in the ordinary course of the Business in all material respects and there has not been with respect to the Company:

                           (a) any change or changes in the Business, financial
condition, properties, results of operations or assets or liabilities, or any development or event involving a prospective change, other than changes in the ordinary course of the Business and other changes which singularly or in the aggregate, have not had and will not have a Material Adverse Effect;

                           (b) any damage or destruction, loss or other
casualty, however arising and whether or not covered by insurance, which, singularly or in the aggregate, has had or will have a Material Adverse Effect;

                           (c) any labor dispute or any other event or condition
of any character which, singularly or in the aggregate, has had or will have a Material Adverse Effect;

                           (d) any indebtedness incurred for borrowed money
(except by endorsement for collection or for deposit of negotiable instruments received in the ordinary course of the Business or borrowings under the Company's existing credit lines which do not exceed DM400,000 in any single drawing or are otherwise in the ordinary course of business);

                           (e) any change in the accounting methods or material
change in the practices or any change in depreciation or amortization policies or rates theretofore adopted;

                           (f) any amendment or termination of any material
contract, agreement, lease, franchise or license;

                           (g) any amendment of the organizational documents;

                           (h) any mortgage, pledge or other encumbering of any
material property or assets;

                           (i) any material liability or obligation incurred,
except current liabilities incurred in the ordinary course of the Business, or any cancellation or compromise of any material debt or claim, or any waiver or release of any right of substantial value to the Business;

                           (j) any sale, transfer, lease, abandonment or other
disposal of any machinery, equipment or real property with a fair market value in excess of DM10,000 or, except in the ordinary course of the Business, any sale, transfer, lease, abandonment or other disposal of any material portion of any other properties or assets (real, personal or mixed, tangible or intangible);

                           (k) any transfer, disposal or grant of any rights
under any Intellectual Property owned by the Company, or any disposal of or disclosure to any Person other than representatives of Buyer or SEi of any material trade secret, formula, process or know-how not theretofore a matter of public knowledge; except, in each case, in the ordinary course of the Business;

                           (l) any bonus or other increase in the compensation
of its officers, employees or directors, or any agreement entered into with any officer, employee or director, except, in each case, in the ordinary course of the Business and consistent with past practice;

                           (m) any single capital expenditure made, or any
commitment to make any capital expenditure, in excess of DM10,000 for any tangible or intangible capital assets, additions or improvements, except in the ordinary course of the Business;

                           (n) any declaration, payment or reservation for
payment of any dividend or other distribution in respect of the Quotas or any other securities, or any redemption, purchase or other acquisition, directly or indirectly, of any Quotas or other securities;

                           (o) any grant or extension of any power-of-attorney
or guaranty in respect of the obligation of any Person;

                           (p) any forward purchase commitments involving more
than DM10,000 in the aggregate or any other purchase commitments that are not in the ordinary course of the Business;

                           (q) the adoption of any ruling, law, ordinance,
statute, rule, regulation, code, or other requirement of any governmental authority which materially adversely affects the Company or the Business; or

                           (r) any entry into any binding agreement, whether in
writing or otherwise, to take any action described in this Section 4.11.

                  SECTION 4.12. INTELLECTUAL PROPERTY.

                    (a) Section 4.12(a) of the Disclosure Schedule contains a list and description (including information with respect to registration) of all Intellectual Property owned or used by the Company, subdivided by type of Intellectual Property. The Company owns or has the right to use all Intellectual Property used by it in the conduct of the Business as presently conducted. Except for the rights and licenses granted to the Company under software contracts, the Company owns all rights, title and interest in the Intellectual Property required to be identified on Section 4.12(a) of the Disclosure Schedule, free and clear of any encumbrance. The Company has not granted, transferred, or assigned any right or interest in its Intellectual Property to any Person.

                    (b) Except as disclosed in Section 4.12(b) of the Disclosure Schedule, no fees or royalties are payable or will be payable under any software contracts listed in Section 4.12(a) of the Disclosure Schedule as a result of the continued use of licensed software by the Company in the ordinary course of the Business, other than fees or royalties due for upgrades and fees or royalties that do not exceed DM20,000 per year in the aggregate.

                    (c) Except as disclosed in Section 4.12(c) of the Disclosure Schedule, (i) all registrations for Intellectual Property required to be identified in Section 4.12(a) of the Disclosure Schedule as being owned by the Company are valid and in force and applications to register any unregistered Intellectual Property so identified are pending and in good standing, all without challenge of any kind and to the best knowledge of the Sellers, there is no reasonable basis for any such challenge; and (ii) the Company has the exclusive right to bring actions for infringement or unauthorized use of the Intellectual Property identified as being owned by the Company, and there is, to the best knowledge of the Sellers, no reasonable basis for any such action.

                    (d) The Company has promulgated and used its best efforts to enforce a trade secret protection program. To the best knowledge of the Sellers, there has been no material violation of such program by any Person. Except as disclosed in Section 4.12(d) of the Disclosure Schedule, all material trade secrets of the Company (i) have at all times been maintained in confidence, and
(ii) have not been disclosed to employees, consultants or other third parties except on a "need to know" basis in connection with their respective performance of duties to the Company.

                    (e) Except as disclosed in Section 4.12(e) of the Disclosure Schedule, no claims have been asserted by any Person against the Company claiming ownership of or right to use any of the Intellectual Property required to be disclosed on Section 4.12(a) of the Disclosure Schedule (other than ownership of Intellectual Property licensed to the Company under the software contracts listed on Section 4.12(a) of the Disclosure Schedule) nor, to the best knowledge of the Sellers, is there any reasonable basis for any such claim. The use of the Intellectual Property by the Company has not infringed on the rights of any Person; and, except as disclosed in Section 4.12(e) of the Disclosure Schedule, no claim of infringement or any misuse or misappropriation of any the Intellectual Property of any other Person has been made or asserted against the Company in respect of the Business, nor is there, to the best knowledge of the Sellers, any reasonable basis for any such claim.

                  SECTION 4.13. LEASES. Section 4.13 of the Disclosure Schedule contains an accurate and complete list of all leases pursuant to which the Company leases real or personal property. Except as set forth in Section 4.13 of the Disclosure Schedule, all such leases are in full force and effect and are valid, binding and enforceable in accordance with their terms; there are no existing defaults or events which, with the giving of notice or the lapse of time or both, would constitute a default thereunder by the Company or any other parties thereto. All leased items of personalty are in good operating condition, are in a state of good maintenance and repair and are adequate and suitable for the purpose for which they are presently being used. Each such lease contains terms and conditions obtained from independent third parties and negotiated in good faith at arms-length. None of the rights of the Company under each such lease is subject to termination or modification as a result of the transactions contemplated hereby.

                  SECTION 4.14. BANK ACCOUNTS; INVESTMENTS; POWERS OF ATTORNEY.

                    (a) Section 4.14(a) of the Disclosure Schedule sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains safe deposit boxes or accounts of any nature and the names (and limits, if any) of all persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

                    (b) Section 4.14(b) of the Disclosure Schedule sets forth a list and description (including interest rates and other significant terms) of all funds, securities and other instruments in which excess cash of the Company was invested as of the Interim Balance Sheet Date (the "Investments"). All such Investments are investment grade and can be liquidated within one business day without being discounted.

                    (c) Except as set forth in Section 4.14(c) of the Disclosure Schedule, neither the Company nor any of its Affiliates beneficially or of record owns any shares of SEi Stock.

                    (d) The Company has not granted or extended to any Person, nor is the Company otherwise subject to or bound by, any power of attorney which remains in effect.

                  SECTION 4.15. MATERIAL CONTRACTS AND CUSTOMERS.

                    (a) Section 4.15(a) of the Disclosure Schedule contains a true and correct list of all material contracts, agreements or other understandings or arrangements, written or oral, or commitments therefor, relating to the Company, the Business or the assets or liabilities of the Company (collectively, the "Contracts"). Except as set forth in Section 4.15(a) of the Disclosure

Schedule, the Company is not party to, or otherwise bound by, any material written or oral, formal or informal:

                           (i)      purchase orders and other contracts, in each
case for the sale of goods or services, in excess of DM40,000 individually or, for any group of related purchase orders and contracts, in the aggregate;

                           (ii)     contracts, agreements or commitments for the
purchase of materials or services which are not required by the Company in the current operation of the Business in the ordinary course, or any agreements or commitments for the sale of goods or services which are inadequate to recover current costs of the Company;

                           (iii)    contracts involving the expenditure for the
purchase of material, supplies, equipment or services of more than DM40,000 per contract;

                           (iv)     contracts not otherwise referenced involving
the expenditure of more than DM40,000 (per contract) which are not cancelable within thirty (30) days without penalty;

                           (v)      contracts relating to the leasing (as lessor
or lessee) or the conditional purchase or sale by the Company of any property, whether real, personal or mixed;

                           (vi)     contracts to which the Company is a party or
by which any of its assets are bound and that require consent by any other Person in connection with the transaction contemplated hereby, either to prevent a breach or continue the effectiveness thereof;

                           (vii)    contracts or arrangements with any
governmental body, agency or authority;

                           (viii)   indentures, mortgages, promissory notes,
loan agreements, capital leases, security agreements or other agreements or commitments for the borrowing of money, or the deferred purchase price of assets, or which create a lien or encumbrance on any assets of the Company;

                           (ix)     guarantees of the obligations of third
parties or agreements to indemnify third parties (other than indemnification provisions provided in the ordinary course to or for the benefit of the customers the Company);

                           (x)      agreements which restrict the Company from
doing business in any geographic location;

                           (xi)     policies of insurance in force and effect
with respect to the Company, the Business or its assets;

                           (xii)    contracts or agreements not otherwise
referenced with any of the Sellers, their family members or their Affiliates;

                           (xiii)   license agreements (as licensee or licensor)
with third parties;

                           (xiv)    employment or consulting agreements;

                           (xv)     distributor, dealer, sales, advertising,
agency, manufacturer's representative, franchise or similar contracts or any contract relating to the payment of a commission;

                           (xvi)    collective bargaining or other agreements
with labor unions;

                           (xvii)   contracts or agreements for charitable
contributions by the Company;

                           (xviii)  any contract or agreement which could
reasonably be expected to have a Material Adverse Effect on the Company; or

                           (xix)    other contracts outside the ordinary course
of the Business not otherwise described in this Subsection.

                  (b) True and complete copies of each of the Contracts have been made available to Buyer and SEi by the Sellers. Each of the Contracts is in full force and effect and there exists no default or event which, with the giving of notice or lapse of time or both, would constitute a material default thereunder by the Company or by any other party thereto. The Company has not violated any of the terms or conditions of any Contract in any material respect, and all of the covenants to be performed by any other party thereto have been fully performed in all material respects. Except as referenced in Section 4.6 of the Disclosure Schedule, none of the rights of the Company under the Contracts is subject to termination or modification as a result of the transactions contemplated hereby. No written notice of termination or nonrenewal has been given under any Contract. All Contracts contain terms and conditions not less favorable to the Company than those that would be obtained from independent third parties and have been negotiated in good faith at arms-length. None of the Contracts with suppliers of goods or services to the Company requires the payment of any commission, royalty, fee, brokerage fee or other similar charge. For the purposes of Section 4.15(a), "material" contracts means contracts described in Section 4.15(a)(i) through (xix). The amounts set forth in this
Section 4.15 with respect to the Contracts shall not be deemed to represent any standard of "materiality" with respect to the Contracts or otherwise for any other purpose and shall have no application to any other Section of this Agreement.

                  (c) Section 4.15(c) of the Disclosure Schedule identifies the name and location of the five (5) largest customers (the "Customers") and the five (5) largest suppliers, in each case measured by revenues generated or amounts paid, of the Business as of the Interim Balance Sheet Date. The relationships of the Company with the Customers are good, and no Seller is aware of any intention of any such Customers or suppliers to terminate or modify any of such relationships. The Company is not generally required to provide bonding or any other security arrangements in connection with any transactions with its customers or suppliers.

                  SECTION 4.16. RELATED TRANSACTIONS.

                    (a) Except as set forth in Section 4.16 of the Disclosure Schedule, the Company has no contractual relationship with, or any obligation or liability owed to, the Sellers, their family members or any entity of which one or more Sellers is an Affiliate. All such contractual relationships are on terms that are no less favorable to the Company than would be the case with a non-affiliated party.

                    (b) Except as set forth in Section 4.16 of the Disclosure Schedule, neither the Sellers nor any director or officer of the Company nor any Affiliate of any of them has any material interest, direct or indirect, in any Person which (i) is a material competitor, customer, subcontractor of supplier of the Company, or (ii) has an existing material relationship with, or a material interest in, the Company, including but not limited to lessors of real or personal property and Persons against which rights or options are exercisable by the Company.

                  SECTION 4.17. INSURANCE. Section 4.17(a) of the Disclosure Schedule contains an accurate and complete list of all policies of insurance presently maintained with respect to the Company including, without limitation, "key man" insurance with respect to any employee. Such list includes a description of coverage, the amount of coverage and the name of the insurer or an indication that the Company has self-insured any particular aspect of the Business. All such policies are in full force and effect and no notice of cancellation or termination has been received with respect to any such policy and there is, and has been, no material default by the Company with respect to its obligations under any such policy. Except as set forth in Section 4.17(b) of the Disclosure Schedule, Sellers and the Company have not received during the past two (2) years any written notice or other written communication from any insurance company declining to write insurance with respect to the Business, or canceling or materially amending any of the Company's insurance policies or proposing to do so. Section 4.17(c) of the Disclosure Schedule sets forth a summary of information pertaining to property damage, personal injury and products liability claims filed by the Company during the past five (5) years which exceed DM2,000 in any instance, all of which have been paid or are being defended by the Company's insurance carriers and involve no exposure to the

Company. Section 4.17(d) of the Disclosure Schedule sets forth a complete list of any claims that the Company has under any of its insurance policies which have not been fully paid to the Company.

                  SECTION 4.18. LABOR MATTERS.

                    (a) Except to the extent set forth in Section 4.18(a) of the Disclosure Schedule, (i) the Company is in compliance with all rulings, laws, ordinances, statutes, rules, regulations, codes, and other requirements of any governmental authority with respect to employment and employment practices, (ii) there is no unfair labor practice charge or complaint against the Company pending before or, to the best knowledge of Sellers, threatened to be brought before any labor grievance board, authority or tribunal, nor has any such charge or complaint been, to the best knowledge of the Sellers, threatened against the Company; (iii) there is no labor strike, dispute, slowdown, or stoppage pending against or affecting the Company; (iv) the Company is not a party to any collective bargaining agreement or contract with any labor union and no works council exists with respect to employees of the Company; (v) the Company has not experienced any material labor difficulty during the last three (3) years; and
(vi) there are no other controversies pending between the Company and any of its employees, including, without limitation, claims arising under any labor laws, which controversies have had or may have a Material Adverse Effect. There has not been any adverse change in relations with employees of the Company as a result of any announcement or other disclosure of the transactions contemplated by this Agreement.

                    (b) Section 4.18(b) of the Disclosure Schedule sets forth the names of all employees, consultants, officers and directors of the Company as of the date hereof, including length of employment and date of birth. Except as indicated on Section 4.18(b) of the Disclosure Schedule, all employees have executed the Company's model employment agreement. The Sellers have delivered to SEi (i) copies of its model employment agreement, (ii) copies of all written employment agreements to which the Company is a party with any of its employees identified in Section 4.18(b) of the Disclosure Schedule as having agreements which vary from those of the model employment agreement, (iii) written summaries of the terms of all oral employment agreements that are other than at-will, and
(iv) a schedule of compensation for all employees.

                  SECTION 4.19. EMPLOYEE BENEFIT PLANS.

                    (a) Set forth in Section 4.19 of the Disclosure Schedule is an accurate and complete list of each material Employee Benefit Plan maintained or contributed to by the Company.

                    (b) Except as set forth in Section 4.19 of the Disclosure Schedule, to the extent material, all amounts that the Company are required to have contributed to any Employee Benefit Plan have been contributed within the time prescribed by applicable law and all benefits, expenses, and other amounts due and payable and all transfers or payments required to be made with respect to any Employee Benefit Plan have been paid within the time prescribed by the applicable documents and governing law.

                    (c) Except as set forth in Section 4.19 of the Disclosure Schedule, there are no material claims (other than routine claims for benefits) or lawsuits pending with respect to any Employee Benefit Plan.

                    (d) Except as set forth in Section 4.19 of the Disclosure Schedule, Sellers have previously delivered or made available to Buyer and SEi true and complete copies of the plan documents for each Employee Benefit Plan identified in Section 4.19 of the Disclosure Schedule.

                  SECTION 4.20. LITIGATION. Except as set forth in Section 4.20 of the Disclosure Schedule, there are no material claims, actions, suits, or proceedings pending or, to the best knowledge of Sellers, threatened against the Company relating to this Agreement or the transactions contemplated hereby or to the Business or the properties of the Company at law or in equity or before or by any federal, state, local, or foreign court or other governmental department, commission, board, agency, instrumentality or authority, nor any arbitration proceeding, in each case including, without limitation, any claims relating to environmental matters. The Company is not subject to any adverse judgment, order, writ, injunction or decree of any court or governmental body.

                  SECTION 4.21. COMPLIANCE WITH LAWS. Except as set forth in
Section 4.21 of the Disclosure Schedule, the Company has conducted the Business so as to comply with, and is not in violation of, nor has it received any written notice claiming it is in violation of any order, law, ordinance, statute, rule or regulation applicable to it, or to the Business or any of the property or assets of the Company including, without limitation, any environmental or worker safety and protection laws and regulations, except to the extent that such non-compliance would not have a Material Adverse Effect. The Company has all material licenses, permits, certificates of occupancy and authorizations necessary to conduct the Business.

                  SECTION 4.22. BOOKS AND RECORDS. The books, accounts and records of the Company (a) are located at the headquarters of the Company at Technologie Centrum Nordwest, Olympicstrasse 1, D-26419 Schortens-Roffhausen, Federal Republic of Germany, (b) are correct and complete in all material respects, (c) have been maintained in accordance with law and good business practice, and (d) constitute all the books, accounts and records necessary to carry on the Business in the manner in which it is currently being conducted and has over the preceding twelve (12) months been carried on. The copies of the organizational documents and of the minutes of all quota holder and director meetings of the Company hereto delivered by the Sellers to Buyer and SEi are complete and correct.

                  SECTION 4.23. COPIES OF DOCUMENTS. The Company has delivered or specifically made available to Buyer, SEi and their advisors true, complete and correct copies of all documents referred to in this Agreement or in any Section of the Disclosure Schedule with the understanding and intention that Buyer and SEi may and will rely upon the completeness and accuracy thereof.

                  SECTION 4.24. ADEQUACY OF ASSETS. Except as set forth in
Section 4.24 of the Disclosure Schedule, the assets of the Company and the facilities, assets and services to which the Company has a contractual right of use include all rights, properties, assets, facilities and services necessary for the carrying on of the Business in a manner in which it is currently being and has over the immediately preceding twelve (12) months been carried on, and the Company do not depend in any material respect upon the use of assets owned by, or facilities or services provided by, Sellers, or any family member or Affiliate of the Sellers.

                  SECTION 4.25. GRANTS.

                    (a) Section 4.25(a) of the Disclosure Schedule sets forth a true, correct and complete description of all Grants received by the Company during the past five years, including (i) all amounts paid to the Company to date, (ii) all amounts to be paid to the Company by AEG in accordance with the terms of its Grant during the next five years, and (iii) all conditions to the receipt of payments by the Company with respect to such Grants.

                    (b) The consummation of the transactions contemplated hereby will not affect the Company's right to retain the Grants. Except as set forth in
Section 4.25(b) of the Disclosure Schedule, no Seller is aware of any facts or circumstances that could, directly or indirectly, (i) cause or contribute to the revocation of any of the Grants, (ii) cause or contribute to an obligation by the Company to repay any Grants or (iii) otherwise cause or contribute to the failure of the Company to receive the full amounts of the Grants.

                  SECTION 4.26. ACCOUNTS RECEIVABLE. Section 4.26 of the Disclosure Schedule sets forth a true and correct in all material respects list and aging of all unpaid accounts receivable owing to the Company as of April 30, 1997. The accounts receivable of the Company including, without limitation, those reflected in Section 4.26 of the Disclosure Schedule, constitute or will constitute as of the respective dates thereof, legal, valid, binding and enforceable claims arising from bona fide transactions in the ordinary course of the Business and, except to the extent reserved against on the Interim Balance Sheet, are or will be as of the respective dates thereof collectible in the ordinary course of the Business and are not subject to any known counterclaims or set-offs, other than the account of Mr. Sahini in the amount of DM37,000 (approximately) referenced in Section 4.26 of the Disclosure Schedule, the payment of which on or before December 31, 1997 is hereby guaranteed by the Sellers. The reserves for doubtful accounts and allowances with respect to the accounts receivables generated after the Interim Balance Sheet Date and prior to the Closing will be established on the basis of evaluation of specific accounts and age classifications in accordance with GGAAP.

                  SECTION 4.27. BROKERS AND FINDERS. No agent, broker, investment banker, person or firm acting on behalf of the Company, the Sellers or any Affiliate of any of them is or will be entitled to any brokers' or finders' fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with the transactions contemplated hereby.

                  SECTION 4.28. INVESTMENT INTENT; INFORMATION DISCLOSURES.

                    (a) Each of the Sellers acknowledges that the SEi Stock to be received by such Seller will be acquired for such Seller's own account and without any view to the distribution of any part thereof without registration under applicable federal and state securities laws, or the delivery to SEi of an opinion of counsel that registration is not required in accordance with Section 4.28(e) hereof. Each Seller represents that such Seller does not have any agreements or arrangements to sell, transfer or grant participation with respect to the Purchase Price Shares.

                    (b) Each Seller understands that the shares of SEi Stock constituting the Purchase Price Shares are not registered under the United States federal or state securities laws in part on the grounds that the transactions contemplated hereby are exempt from registration under the Securities Act of 1933 (the "1933 Act") pursuant to Section 4(2) thereof, and that Buyer's and SEi's reliance on such exemption is predicated on each Seller's representations set forth herein.

                    (c) Each Seller represents that such Seller has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Purchase Price Shares, and has the ability to bear the economic risks of such investment. Each Seller further represents that such Seller has had (i) access, prior to the Closing Date, to the SEi Filings (ii) the opportunity to ask questions of, and receive answers from, SEi concerning SEi and the Purchase Price Shares, and (iii) the opportunity to obtain additional information (to the extent SEi possessed such information or could acquire it without unreasonable expense) necessary to verify the accuracy of any information received or to which such Seller had access.

                    (d) Each Seller understands and agrees that the Purchase Price Shares may not be sold, transferred or otherwise disposed of without registration under the 1933 Act and applicable state laws, unless exemptions from registration requirements are available, and that in the absence of an effective registration statement covering the Purchase Price Shares or an available exemption from applicable registration requirements, the Purchase Price Shares must be held indefinitely. In particular, the Purchase Price Shares may not be sold pursuant to Rule 144 promulgated under the 1933 Act unless all of the conditions of such rule are met.

                    (e) Each Seller agrees that such Seller will not offer, sell, mortgage, pledge or otherwise dispose of any of the Purchase Price Shares (other than pursuant to an effective registration statement under the 1933 Act) unless and until such Seller delivers an opinion of counsel satisfactory to SEi, or SEi delivers to Sellers an opinion of counsel, that registration under applicable federal or state securities laws is not required.

                    (f) In addition, each Seller agrees that such Seller shall not sell, assign, pledge, encumber or otherwise transfer any of the Purchase Price Shares (or any interest therein) unless:

                           (i)      such transfer occurs after financial results
reflecting at least thirty days of post-Closing combined operations of the Company and SEi have been prepared and published within the meaning of Section
201.01 of the SEC's Codification of Financial Reporting Policies; and

                           (ii)     either (A) such transfer occurs after the
first anniversary of the Closing, or (B) after giving effect to the transfer, such Seller will continue to own at least fifty percent (50%) of the Purchase Price Shares issued to him at the Closing (adjusted to account for any additional shares issued in respect of such shares by way of stock splits, stock dividends or otherwise).

                    (g) Each Seller agrees that all certificates for Purchase Price Shares shall bear a legend in substantially the following form:

                  The securities represented by this certificate have not been registered, qualified, recommended, approved or disapproved under United States federal securities law or state securities laws. The shares represented by this certificate may not be sold, transferred or otherwise disposed of by an investor without (i) registration under federal and state securities laws, or (ii) delivery of an opinion of counsel satisfactory to the corporation that neither the sale nor the proposed transfer constitutes a violation of any United States federal or state securities law.

                    The securities represented by this certificate are subject to certain transfer restrictions set forth in an Acquisition Agreement dated as of May 30, 1997 (a copy of which may be obtained from the Company at its principal executive office), and may not be sold, assigned, pledged, encumbered or otherwise transferred except in compliance with the terms and conditions of such agreement.

         SECTION 4.29 POOLING OF INTERESTS. The Sellers acknowledge that SEi intends to account for the transaction as a pooling of interests, and that qualifying for such accounting treatment is dependent in part upon actions taken, or not taken, by the Company and the Sellers both before and after the date hereof. In this regard, and with the understanding that SEi is relying thereon in making its commitment to enter into this transaction, the Sellers warrant that the Sellers, the Company and their respective Affiliates have not, directly or indirectly, taken any of the following actions, which Sellers acknowledge could prevent SEi from obtaining such pooling accounting treatment:

                    (a) acquired or sold, assigned, transferred or otherwise disposed of, or reduced any risk relative to, any Quotas or SEi Stock in contemplation of the transactions provided for herein;

                    (b) paid or received any dividends or other distributions with respect to the capital interests of the Company, other than distributions in the ordinary course of the Company's business and not in contemplation of the transactions provided for herein;

                    (c) altered the relative ownership interests of the Sellers in the Company in contemplation of the transactions provided for herein;

                    (d) disposed of any significant part of the assets of the Company within the nine months preceding the date hereof or in contemplation of the transactions provided for herein;

                    (e) become a party to any contract, document, instrument or any written or oral agreement regarding the sale, assignment or transfer of, or allowed to be created any rights or obligations for the sale, assignment or transfer of, or explicitly or impliedly agreed to sell, assign or transfer any of the Quotas held by any of the Sellers to any other Seller or any Affiliate or family member of any other Seller; or

                    (f) entered into any agreement to do any of the forgoing, including without limitation, any agreement to distribute or dispose of any significant part of the assets of the Company upon the consummation of the transactions provided for herein.

         SECTION 4.30 RESTRICTIVE COVENANTS. Except as disclosed in Section 4.30 of the Disclosure Schedule, the Company is not subject to, or a party to, any mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which materially and adversely affects the business practices, operations or condition of the Company or any of its assets or properties, which restricts the ability of the Company to acquire any property or conduct the Business in any area or which would prevent consummation of the transactions contemplated by this Agreement, compliance by the Company with the terms, conditions and provisions hereof or the operation of the Business by the Company after the date hereof on substantially the same basis as heretofore operated by the Company.

         SECTION 4.31 PRODUCT LIABILITIES AND WARRANTIES. There are no express or implied warranties applicable to products or services sold or provided by the Company, except as provided by statute or disclosed on Section 4.31 of the Disclosure Schedule. Except as disclosed on Section 4.31 of the Disclosure Schedule, there is no action, suit, proceeding or claim pending or, to the best knowledge of the Sellers, threatened against the Company under any warranty, express or implied, and there is no reasonable basis upon which any claim could be made. Section 4.31 of the Disclosure Schedule also summarizes all product liability claims that have been asserted against the Company during the five (5) years preceding the date of this Agreement.

         SECTION 4.32 DISCLOSURE. None of the representations or warranties by the Sellers herein, no statement contained in any certificate, list or other writing furnished to Buyer or SEi pursuant hereto and no statement contained in any Section of the Disclosure Schedule, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading. There is no fact known to the Sellers which materially and adversely affects the Company, the Business, or the prospects or financial condition of the Company, which has not been set forth in this Agreement or in a Section of the Disclosure Schedule.


                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF SEI AND BUYER
                                   (GARANTIEN)


         SEi and Buyer, jointly and severally, hereby represent and warrant to the Sellers as follows:

                  SECTION 5.1. CORPORATE ORGANIZATION. Each of Buyer and SEi is a corporation or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the full right, power and authority to own, lease and operate all of its properties and assets and to carry out its business as it is presently conducted.

                  SECTION 5.2. CAPITALIZATION OF SEI. All issued and outstanding shares of SEi Stock have been, and upon issuance the Purchase Price Shares, will be duly authorized and validly issued, fully paid and nonassessable. The issuance of the Purchase Price Shares is not subject to any preemptive right or right of first refusal that has not or will not be satisfied or waived.

                  SECTION 5.3. AUTHORITY. Each of Buyer and SEi has all requisite right, power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement and the Related Agreements by Buyer and SEi have been duly and validly authorized and approved by all necessary corporate action. This Agreement has been duly and validly executed and delivered by Buyer and SEi and, assuming this Agreement has been duly authorized, executed and delivered by Sellers, constitutes the legal, valid and binding obligation of Buyer and SEi, enforceable against them in accordance with its terms.

                  SECTION 5.4. SEI'S CONSENTS AND APPROVALS; NO VIOLATIONS. The execution, delivery and performance of this Agreement by Buyer and SEi will not (with or without the giving of notice or the passage of time, or both), (a) violate in any material respect any applicable provision of law or any rule or regulation of any administrative agency or governmental authority applicable to Buyer or SEi, or any order, writ, injunction, judgment or decree of any court, administrative agency or governmental authority applicable to Buyer or SEi, (b) violate the organizational documents of Buyer or the Articles of Incorporation or Bylaws of SEi, (c) violate or require any consent, waiver or approval under, result in a breach, modification or termination of any of any provisions of, constitute a default under, affect the rights under or enforceability of, result in the imposition of any pledge, security interest or other encumbrance pursuant to, give any Person the right to terminate, modify or renegotiate any provision of, any material agreement, indenture, mortgage, deed of trust, lease, license, or other instrument to which Buyer or SEi is a party or by which Buyer or SEi is bound, or any material license, permit or certificate held by Buyer or SEi (other than any consents which will have been obtained on or prior to the Closing Date), or (d) require any material consent or approval by, notice to, or registration with any governmental authority.

                  SECTION 5.5. LITIGATION. There are no claims, actions, suits, or proceedings pending or, to the best knowledge of Buyer and SEi, threatened, against Buyer or SEi relating to this Agreement or the transactions contemplated hereby or to the business or property of Buyer or SEi, at law or in equity or before or by any federal, state, local, or foreign court or other governmental department, commission, board, agency, instrumentality or authority, or any arbitration proceeding, in each case which are likely to have a Material Adverse

Effect. Neither Buyer nor SEi is subject to any judgment, order, writ, injunction or decree of any court or governmental body.

                  SECTION 5.6. BROKERS AND FINDERS. No agent, broker, investment banker, Person or firm acting on behalf of Buyer, SEi or any entity affiliated with either of them is or will be entitled to any brokers' or finders' fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with the transactions contemplated hereby.

                  SECTION 5.7. SEI INFORMATION. SEi has delivered to Sellers true and complete copies of the SEi Filings. At the date hereof, the SEi Filings, taken as a whole, do not contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained herein, in light of the circumstances in which they were made, not misleading.

                  SECTION 5.8 NO MATERIAL ADVERSE CHANGE. Since March 30, 1997, SEi has not suffered any Material Adverse Effect.

                  SECTION 5.9. UNDISCLOSED LIABILITIES. SEi has no liabilities (absolute, accrued, contingent or otherwise) required by USGAAP to be reflected or reserved against in the consolidated statement of assets and liabilities of SEi except (a) liabilities reflected or reserved against in the Form 10-Q Balance Sheet, and (b) liabilities incurred since March 30, 1997 in the ordinary course of business, and which, in the aggregate, do not have a Material Adverse Effect.

                  SECTION 5.10. COMPLIANCE WITH LAWS. Each of Buyer and SEi has conducted its business so as to comply with, and is not in violation of, nor has it received any written notice claiming it is in violation of, any order, law, ordinance, statute, rule or regulation applicable to it, or to its business or any of its property or assets including, without limitation, any environmental or worker safety and protection laws and regulations, except to the extent that such non-compliance would not have a Material Adverse Effect. Each of Buyer and SEi has all material licenses, permits, certificates of occupancy and authorizations necessary to conduct its business.

                                   ARTICLE VI

                        FURTHER COVENANTS AND AGREEMENTS


                  SECTION 6.1. COVENANTS OF SELLERS PENDING THE CLOSING. Sellers covenant and agree that, pending the Closing and prior to the termination of this Agreement, and except as otherwise agreed to in writing by Buyer and SEi, Sellers shall or, as appropriate shall cause the Company to:

                    (a) conduct the Business solely in the ordinary course and consistent with the past practices of the Company;

                    (b) not take or intentionally omit to take any action which would result in a breach of any of Sellers' representations and warranties hereunder in any material respect;

                    (c) continue to maintain and service the physical assets used by the Company in the conduct of the Business consistent with past practices;

                    (d) use its reasonable efforts to preserve the Business and organization of the Company, to keep available the services of the Company's present employees and agents and to maintain the relations and goodwill with the suppliers, customers (including the Customers), distributors and any others having business relations with the Company in connection with the Business;

                    (e) use its and their reasonable efforts to cause all of the conditions to the obligations of Buyer and SEi under this Agreement to be satisfied on or prior to the Closing Date and to obtain, prior to the Closing, all consents of all third parties and governmental authorities necessary for the consummation by Sellers and the Company of the transactions contemplated hereby. All such consents will be in writing and executed counterparts will be delivered to Buyer and SEi at or prior to the Closing.

                    (f) cooperate with Buyer and SEi in making arrangements to obtain licenses, permits and certificates required to conduct the Business or own the Quotas at Closing;

                  (g) provide Buyer's and SEi's officers, employees, counsel, accountants and other representatives with full access to, during normal business hours, all of the books and records of the Company, make available to representatives of Buyer and SEi, knowledgeable employees of the Company for reasonable periods of time to answer inquiries of such representatives with respect to Buyer's and SEi's investigation of the Company and permit such representatives of Buyer and SEi to consult with the officers, employees, accountants and counsel of Sellers; provided that no such activities unreasonably interfere with the operation of the Business;

                  (h) not grant to any Person a power of attorney or similar authority to act for the Company;

                  (i) not enter into any guarantee of the obligations of any Person to the extent such guarantee shall survive the Closing;

                  (j) not amend the charter, Articles of Association or other organizational documents of the Company;

                  (k) make no change in the amount of issued share capital of the Company or issue or create any option, warrant or any other security of the Company;

                  (l) not increase the compensation payable or to become payable to any officer, employee or agent of the Company other than in the ordinary course of the Business, nor make any bonus payment or arrangement to or with any officer, employee or agent of the Company other than in the ordinary course of the Business;

                  (m) not make any dividends or other distributions in respect of the Quotas;

                  (n) not sell, transfer, lease, abandon or otherwise dispose of (or commit to do so) any fixed assets; and

                  (o) not enter into any contract or commitment calling for payment to or by the Company of an aggregate amount of more than DM10,000, which is not terminable by the Company on less than thirty (30) days' notice without penalty.

                  SECTION 6.2. COVENANTS OF BUYER AND SEI PENDING THE CLOSING. Buyer and SEi covenant and agree that, pending the Closing and prior to the termination of this Agreement, and except as otherwise agreed to in writing by Sellers, each of Buyer and SEi:

                    (a) shall not take or intentionally omit to take any action which would result in a breach of any of its representations and warranties hereunder in any material respect.

                    (b) shall use its reasonable efforts to cause all of the conditions to the obligations of Sellers under this Agreement to be satisfied on or prior to the Closing Date and to obtain prior to the Closing, all consents of all third parties and governmental authorities necessary for the consummation by it of the transactions contemplated hereby. All such consents will be in writing and executed counterparts thereof will be delivered to Sellers at or prior to the Closing.

                    (c) shall promptly disclose to Sellers any information relating to its representations and warranties hereunder which, because of an event occurring after the date hereof, is incomplete or is no longer correct in any material respect.

                  SECTION 6.3. FILINGS. Promptly after the execution of this Agreement, each of the parties hereto shall prepare and make or cause to be made any required filings, submissions and notifications under the laws of any domestic or foreign jurisdictions to the extent that such filings are necessary to consummate the transactions contemplated hereby and will use its reasonable efforts to take all other actions necessary to consummate the transactions contemplated hereby in a manner consistent with applicable law. Each of the parties hereto will furnish to the other party such necessary information and reasonable assistance as such other party may reasonably request in connection with the foregoing.

                  SECTION 6.4. EFFECTIVE TIME OF CLOSING AND TRANSFER. The Closing shall be effective for all purposes as of the close of business on the Closing Date.

                  SECTION 6.5. ANNOUNCEMENTS. Except as expressly contemplated by this Agreement, the parties will mutually agree as to the time, form and content before issuing any press releases or otherwise making any public statements or statements to third parties with respect to transactions contemplated hereby and shall not issue any press release or, except as necessary to perform their respective obligations hereunder, discuss the transactions contemplated hereby with any third party prior to reaching mutual agreement with respect thereto, except as may be required by law. Notwithstanding the foregoing, in the event prior to the Closing any party hereto is required by law or the rules of any stock exchange on which such party's securities are traded to make a statement with respect to the transactions contemplated herein, such party shall notify in writing the other party hereto as to the time, form and content of such statement.

                  SECTION 6.6. COSTS AND EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated, each party hereto shall pay its own costs and expenses (including legal fees and expenses) incurred in connection with due diligence reviews, the preparation, negotiation and execution of this Agreement and all other agreements, certificates, instruments and documents delivered hereunder, and all other matters relating to the transactions contemplated hereby. All German transfer and intangible taxes, if any, arising in connection with the sale and assignment of the Quotas hereunder shall be paid by the Sellers. All transfer and intangible taxes, if any, in connection with the sale and delivery of the Purchase Price Shares hereunder shall be paid by SEi. All fees and charges arising from notary requirements applicable to the sale and assignment of Quotas shall be paid by the Buyer.

                  SECTION 6.7. FURTHER ASSURANCES.

                    (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the parties hereto shall take or cause to be taken all necessary action, including, without limitation, the execution and delivery of such further instruments and documents as may be reasonably requested by the other party for such purposes or otherwise to consummate and give effect to the transactions contemplated hereby. If any consent or approval required for the consummation of the transactions contemplated hereby is not obtained prior to Closing, Sellers shall cooperate with SEi, and attempt in good faith, to obtain such consent or approval during the one year period immediately following the Closing.

                    (b) From and after the Closing Date, the Buyer and/or SEi agree to promptly inform the Sellers of any tax audit of the Company by the tax authority and to give the Sellers the opportunity to participate in such a tax audit. Furthermore, the Sellers shall be entitled to request the Buyer, SEi and/or the Company to duly and timely file the appropriate recourse against any tax assessment resulting in a higher tax burden for any period prior to the Closing Date. If the Company refuses to follow such request, then the Buyer shall cause the Company, upon request by one or more of the Sellers, to file such recourse nonetheless, provided that in this case the Sellers who have made such request shall be liable to reimburse the Company for all fees and expense incurred in the recourse proceedings to the extent such fees and expenses are not borne by third parties.

                  SECTION 6.8. CERTAIN AGREEMENTS. On or before the Closing Date the Sellers and SEi will execute the Registration Rights Agreement in the form of EXHIBIT B, and Buyer, SEi, and the Sellers will execute the Pledge and Escrow Agreement in the form of EXHIBIT A, in each case to be effective upon the Closing Date.

                  SECTION 6.9. NON-DISCLOSURE; COVENANT NOT TO COMPETE.

                    (a) The parties hereto acknowledge that (i) the covenants contained in this Section 6.9 are a material inducement to the consummation by Buyer and SEi of the transactions contemplated by this Agreement and (ii) Buyer and SEi would not have entered into or performed this Agreement but for the covenants herein contained.

                    (b) Each of the Sellers agrees that, unless acting with the prior consent of Buyer and SEi, it will not, either alone or in conjunction with any other Person, or directly or indirectly through any entity that it now or in the future controls, for a period of three years from the Closing Date: (i) employ or solicit the employment of any Person who within the month preceding the Closing Date had been an employee of the Company; (ii) directly or indirectly engage or participate, whether as officer, employee, director, agent, consultant, shareholder, partner, or otherwise, in the ownership, management, marketing or operation of any enterprise which is engaged in any part of the Business within Europe (other than solely through the ownership of equity securities or equivalent interests of any entity at a level which does not create the ability to influence or control management of the entity); or (iii) conduct any part of the Business with any Person that is a Customer of the Company as of the Closing Date. Notwithstanding the foregoing, it is agreed that:

                           (i)      Joachim Schoss and Ralf Halbherr may,
through TellSell Consulting GmbH or any successor enterprise, provide consulting services in the areas of telemarketing, database marketing and call-center conception to customers or potential customers of the Company and to other Persons and Companies that are not engaged, and do not intend to become engaged, directly in any part of the Business of the Company in Europe;

                           (ii)     Wolfgang Rucker may continue to serve as a
director of Telecom;

                           (iii)    Gunter Greff may continue to own a 24%
interest in Prisma GmbH and a 50% interest in Mind Media GmbH, and a 24% interest in Vista GmbH; provided that he does not actively participate or advise these businesses in the conduct of any part of the Business, and may continue to provide his consulting services and conference businesses in the area of telecommunications; and

                           (iv)     Rolf Christof Dienst may, after the first
anniversary of the Closing, invest in, and provide financial advisory and other services in the ordinary course of his venture capital business to any enterprise so long as it is not engaged in the provision of call center services for hire to technology-oriented support service customers.

                    (c) It is stipulated and agreed that the Sellers have become acquainted with confidential and privileged information of the Company relating to customer files, customer lists, special customer matters, sales methods and techniques, merchandising concepts and plans, new site locations, business plans, sources of supply and vendors, special business relationships with vendors, agents and brokers, promotional materials and information, financial matters, mergers, acquisitions, selective personnel matters and confidential processes, designs, formulas, ideas, plans, devices or materials and other similar matters which are confidential (any and all such information being referred to herein as the "Confidential Information"); and that the use of the Confidential Information against the Company would seriously damage the Business. As a consequence of the above, each of the Sellers agrees that, unless acting with the prior written consent of Buyer, such Seller shall, whether acting alone, in conjunction with any other Person, or directly or indirectly through any entity that such Seller now or in the future controls: not use, divulge, publish or otherwise reveal or allow to be revealed any aspect of the Confidential Information to any Person; refrain from any action or conduct which might reasonably or foreseeably be expected to compromise the confidentiality or proprietary nature of the Confidential Information; and shall have no right to apply for or to obtain any patent, copyright, or other form of intellectual property protection with regard to the Confidential Information.

                    (d) The parties hereto acknowledge and agree that any remedy at law for any breach of the provisions of this Section 6.9 would be inadequate and Sellers hereby consent to the granting by any court of competent jurisdiction of an injunction or other suitable relief and without the posting of any bond or the necessity of actual monetary loss being proved, in order that such breach may be effectively restrained.

                  SECTION 6.10. POOLING OF INTERESTS. The Sellers shall not, and shall not permit the Company to take, any of the following actions, each of which could result in the transfer of the Quotas not qualifying to be accounted for as a pooling of interests: (a) acquiring or transferring any capital interests of the

Company or any SEi Stock during the thirty (30) days prior to the Closing Date, and (b) selling, assigning or transferring, or agreeing or allowing to be created any rights or obligation for the sale, assignment or transfer of, any of the Purchase Price Shares or any other SEi Stock in violation of the restrictions set forth in Section 4.28(f)(i).

                  SECTION 6.11. EXCLUSIVE DEALING. During the period from the date of this Agreement through and including the Closing Date, Sellers shall not, and shall not permit the Company or any of its directors, officers, employees, representatives or agents to, directly or indirectly, solicit, initiate or participate in any negotiations with any Person other than SEi and the Buyer and their respective representatives, agents and Affiliates, concerning any Alternative Transaction. Sellers shall immediately notify SEi and Buyer of any proposal or offer received by, any information requested from, or any discussions or negotiations sought to be initiated or continued with, Sellers or the Company in respect of an Alternative Transaction and shall, in any such notice to SEi and Buyer, indicate the terms and conditions of any proposals or offers or the nature of any requests, discussions or negotiations.

                  SECTION 6.12. POST-CLOSING ARRANGEMENTS. Sellers, Buyer and SEi agree to negotiate in good faith mutually acceptable arrangements whereby the Sellers and the Company may continue to enjoy the mutual benefits of their current association after the Closing, such arrangements to include continued access to the expertise of Sellers and preferred referral arrangements between the Company and certain entities controlled by the Sellers (including TellSell
GmbH).

                                   ARTICLE VII

                                   TERMINATION


                  Section 7.1. Termination. This Agreement may be terminated at any time prior to the Closing:

                    (a) by mutual written agreement executed by Sellers, Buyer and SEi;

                    (b) by Sellers, Buyer or SEi at any time after June 29, 1997 if, through no fault of the party seeking termination, the Closing shall not have occurred;

                    (c) by Sellers, Buyer or SEi, if any governmental or regulatory authority, agency or commission, including courts of competent jurisdiction, domestic or foreign, shall have issued an order, decree, or ruling or taken other action, restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable;

                    (d) by Buyer or SEi, if there has been a material violation or breach by Sellers of any agreement or any representation or warranty contained in this Agreement which (i) is not curable, (ii) has rendered the satisfaction of any condition to the obligations of Buyer and SEi impossible, and (iii) has not been waived by Buyer and SEi; or

                    (e) by Sellers, if there has been a material violation or breach by Buyer or SEi of any agreement, representation or warranty contained in this Agreement which (i) is not curable, (ii) has rendered the satisfaction of any condition to the obligations of Sellers impossible, and (iii) has not been waived by Sellers.

                  SECTION 7.2. PROCEDURE AND EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to Section 7.1 hereof, written notice thereof shall forthwith be given to the other parties hereto and this Agreement (other than Section 6.6 hereof and as provided in paragraph (b) below) shall terminate and the transactions contemplated hereby shall be abandoned without further action by the parties hereto. If this Agreement is terminated as provided herein:

                    (a) all information with respect to the Business or the Company received by and in the possession of Buyer, SEi or any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Buyer or SEi shall be returned to the Sellers or destroyed by Buyer or SEi;

                    (b) any termination pursuant to subparagraph (b), (c), (d), or (e) of Section 7.1 shall not be deemed a waiver of any rights or remedies otherwise available under this Agreement, by operation of law or otherwise; and

                    (c) all filings, applications and other submissions made pursuant to Section 6.3 hereof or prior to the execution of this Agreement in contemplation thereof shall, to the extent practicable, be withdrawn from the agency or other Person to which made.


                                  ARTICLE VIII

                   CONDITIONS TO BUYER'S AND SEI'S OBLIGATIONS


         Each and every obligation of Buyer and SEi to consummate the transactions described in this Agreement shall be subject to the fulfillment, or the waiver by Buyer and SEi on or before the Closing Date, of the following conditions precedent:

                  SECTION 8.1 SELLERS' CLOSING DELIVERIES. Sellers shall have delivered, or caused to be delivered, to Buyer and SEi at or prior to the Closing, unless specifically waived by Buyer and SEi in their sole discretion, each of the following:

                    (a) the Registration Rights Agreement and the Pledge and Escrow Agreement referenced in Section 6.8, in each case executed by the Sellers and, in the case of the Pledge and Escrow Agreement, by the Escrow Agent;

                    (b) valid and binding consents of all Persons whose consent or approval is required to be set forth in Sections 4.5 and 4.6 of the Disclosure Schedule;

                    (c) with respect to each Seller, three separate guaranteed stock powers duly endorsed in blank; and

                    (d) the certificates referenced in Section 8.2 and 8.3.

                  SECTION 8.2. REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Sellers contained in this Agreement, as modified by the Disclosure Schedule, shall have been true on the date hereof in all material respects, and shall be true on the Closing Date in all material respects with the same effect as though such representations and warranties were made as of such date and the Sellers shall have delivered to Buyer and SEi on the Closing Date a certificate, dated as of the Closing Date, to such effect.

                  SECTION 8.3. PERFORMANCE. Sellers shall have, in all material respects, performed and complied with all covenants required by this Agreement to be performed or complied with by them prior to or at the Closing and the Sellers shall have delivered to Buyer and SEi on the Closing Date a certificate, dated the Closing Date, to such effect.

                  SECTION 8.4. GOVERNMENTAL CONSENTS AND APPROVALS. All necessary and appropriate governmental consents, approvals and filings shall have been obtained or made and all applicable waiting periods (including any extensions thereof) relating thereto shall have expired or otherwise terminated.

                  SECTION 8.5. NO INJUNCTION OR PROCEEDING. No governmental or regulatory authority, agency or commission, including courts of competent jurisdiction, domestic or foreign, shall have issued an order, decree, or ruling or taken other action, restraining, enjoining or otherwise prohibiting the transactions contemplated hereby, which order, decree, ruling or other action remains in effect.

                  SECTION 8.6. CONTINUED EMPLOYMENT OF KLAWITTER AND SCHAFFER. Thomas Klawitter and Christian Schaffer shall remain employed by the Company under the terms of the employment agreements referenced in Section 4.15 of the Disclosure Schedule.

                                   ARTICLE IX

                       CONDITIONS TO SELLERS' OBLIGATIONS

         Each and every obligation of Sellers to consummate the transactions described in this Agreement shall be subject to the fulfillment, or the waiver by the Sellers, on or before the Closing Date, of the following conditions precedent:

                  SECTION 9.1. DELIVERY OF PURCHASE PRICE SHARES. Buyer and SEi shall have delivered or caused to be delivered the Purchase Price Shares in accordance with Article III hereof.

                  SECTION 9.2. BUYER'S AND SEI'S CLOSING DELIVERIES. Buyer and SEi shall deliver, or cause to be delivered, to the Sellers at the Closing, unless specifically waived by the Sellers in their sole discretion, each of the following:

                    (a) the Registration Rights Agreement and the Pledge and Escrow Agreement referenced in Section 6.8, executed by SEi and, in the case of the Pledge and Escrow Agreement, the Buyer and the Escrow Agent;

                    (b) a certified copy of the resolutions of the Board of Directors of SEi authorizing the execution, delivery and performance of this Agreement and the Related Agreements and the consummation of transactions contemplated hereby and thereby; and

                    (c) the certificates referenced in Sections 9.3 and 9.4 hereof.

                  SECTION 9.3. REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Buyer and SEi contained in this Agreement, as modified by the Disclosure Schedule, shall have been true on the date hereof in all material respects and shall be true on the Closing Date in all material respects, with the same effect as though such representations and warranties were made as of such date, and Buyer and SEi shall have delivered to the Sellers on the Closing Date a certificate, dated as of the Closing Date, to such effect.

                  SECTION 9.4. PERFORMANCE. Buyer and SEi shall have, in all material respects, performed and complied with all covenants required by this Agreement to be performed or complied with by them prior to or at the Closing and Buyer and SEi shall have delivered to the Sellers on the Closing Date a certificate, dated as of the Closing Date, to such effect.

                  SECTION 9.6. GOVERNMENTAL CONSENTS AND APPROVALS. All necessary and appropriate governmental consents, approvals and filings shall have been obtained or made and all applicable waiting periods (including any extensions thereof) relating thereto shall have expired or otherwise terminated.

                  SECTION 9.7. NO INJUNCTION OR PROCEEDING. No governmental or regulatory authority, agency or commission, including courts of competent jurisdiction, domestic or foreign, shall have issued an order, decree, or ruling or taken other action, restraining, enjoining or otherwise prohibiting the transactions contemplated hereby, which order, decree, ruling or other action remains in effect.


                                    ARTICLE X

                                 INDEMNIFICATION

                  SECTION 10.1. INDEMNIFICATION BY SELLERS.

                    (a) Sellers severally agree, pro rata in proportion to their Quotas, to reimburse, indemnify and hold SEi, the Buyer, the Company and their respective officers, directors, shareholders, employees and agents harmless from and against any and all demands, claims, actions, suits, liabilities, damages, losses, judgments, costs and expenses (including, without limitation, reasonable attorneys' fees) but excluding any claims for punitive damages or consequential damages relating to, resulting from or arising out of:

                           (i)      any breach or inaccuracy of the
representations or warranties made hereunder by Sellers;

                           (ii)     any breach or violation of any covenant or
agreement made hereunder by Sellers;

                           (iii)    any claim (including a claim for
reimbursement) arising out of any Grants paid to the Company prior to the Closing; or

                           (iv)     any Taxes assessed against the Company, the
Buyer and/or SEi as a result of the distribution of DM400,000 to Sellers in May of 1997.

                  SECTION 10.2. INDEMNIFICATION BY BUYER AND SEI.

                    (a) Buyer and SEi shall reimburse, indemnify and hold each of the Sellers harmless from and against any and all demands, claims, actions, suits, liabilities, damages, losses, judgments, costs and expenses (including, without limitation, reasonable attorneys' fees) but excluding any claims for punitive damages or consequential damages relating to, resulting from or arising out of:

                           (i)      any breach or inaccuracy of the
representations or warranties made hereunder by Buyer and SEi; or

                           (ii)     any breach or violation of any covenant or
agreement made hereunder by Buyer and SEi.

                  SECTION 10.3. SURVIVAL OF REPRESENTATIONS. Except for the representations and warranties contained in Sections 4.4, 4.9 and 4.25, the representations and warranties made pursuant to this Agreement including, without limitation, all representations and warranties made in any exhibit or schedule or certificate delivered thereunder, shall survive until and through the second anniversary of the Closing Date at which time such representations and warranties shall expire. The representations and warranties set forth in
Section 4.4 of this Agreement shall survive indefinitely. The representations and warranties set forth in Sections 4.9 and 4.25 of this Agreement shall survive until and through six months after all amounts for Taxes applicable to the Company and the transactions contemplated by this Agreement, in the case of
Section 4.9, and all amounts for Grants from the government in the case of
Section 4.25,
become final and non-appealable for all periods through or including the Closing Date, at which time such representations and warranties shall expire.

                  SECTION 10.4. INDEMNIFICATION CLAIMS PROCEDURES. All claims for indemnification by any party seeking indemnification (the "Indemnified Party") from another party (the "Indemnifying Party") under Sections 10.1 and
10.2 shall be asserted and resolved as follows:

                    (a) In the event that any claim or demand for which the Indemnifying Party would be liable to any Indemnified Party hereunder is asserted against or sought to be collected from any Indemnified Party by a third party, the Indemnified Party shall promptly notify the Indemnifying Party (and any pertinent insurance carrier) in reasonable detail of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (the "Claim Notice"). The Indemnifying Party shall have thirty (30) days from the personal delivery or mailing of the Claim Notice (the "Notice Period") to notify the Indemnified Party whether or not the Indemnifying Party desires to defend the Indemnified Party against such claim or demand. All costs and expenses incurred by the Indemnifying Party in defending such claim or demand shall be a liability of, and shall be paid by, the Indemnifying Party. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claim or demand and except as hereinafter provided, the Indemnifying Party shall have the right to defend the Indemnified Party by counsel of the Indemnifying Party's own choosing, either in the Indemnifying Party's name, or the Indemnified Party's name by appropriate proceedings. If any Indemnified Party desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense and, in any event, the Indemnified Party shall cooperate with the Indemnifying Party and such counsel. To the extent the Indemnifying Party shall control or participate in the defense or settlement of any third party claim or demand, the Indemnified Party shall give to the Indemnifying Party and its counsel access to, during normal business hours, the relevant business records and other documents, and shall permit them to consult with the employees and counsel of the Indemnified Party, to the extent consistent with the application of relevant evidentiary privileges. The Indemnifying Party shall keep the Indemnified Party reasonably apprised of the course of any negotiations or proceedings and the Indemnifying Party shall not settle any claim or demand without the consent of the affected Indemnified Party, which consent shall not be unreasonably withheld or unduly delayed. As soon as reasonably practicable after the Indemnifying Party has reached a final decision as to whether or not all or any portion of the obligations related to such claim or demand are obligations for which the Indemnifying Party is required to indemnify such Indemnified Party hereunder and, in any event, prior to entering into any such settlement or other final resolution of any claim or demand, the Indemnifying Party shall notify the Indemnified Party in writing of its position as to whether or not all or any portion of the obligations related to such claim or demand are obligations for which the Indemnifying Party is required to indemnify such Indemnified Party in accordance with this Article X.

                  (b) If the Indemnifying Party elects or is deemed to have elected not to take over the defense of any such claim or demand, the Indemnified Party shall have the right to defend, compromise and settle such claim or demand on such terms as the Indemnified Party in their discretion may determine, subject to the prior consent of the Indemnifying Party, which consent shall not be unreasonably withheld or unduly delayed, and the Indemnifying Party shall continue to be bound to indemnify the Indemnified Party in accordance with and to the extent provided under the terms of this Article X. The Indemnified Party shall or shall direct in writing its counsel to deliver to the Indemnifying Party copies of all correspondence and other matters relating to such claim or demand. Notwithstanding the foregoing, to the extent that the claim or demand involves or could result in claims against, or potential liability of, the Indemnifying Party the extent or nature of which were not known by the Indemnifying Party as of the date the Indemnifying Party elects or is deemed to have elected not to take over the defense of such claim or demand, the Indemnifying Party shall, by written notice to the Indemnified Party, be entitled to take over the defense of such claim or demand.

                  (c) In the event an Indemnified Party should have a claim against the Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Party shall promptly send a Claim Notice with respect to such claim to the Indemnifying Party.

                    (d) the Indemnified Party's failure to give reasonably prompt notice to the Indemnifying Party of any actual, threatened or possible claim or demand which may give rise to a right of indemnification hereunder shall not relieve the Indemnifying Party of any liability which it may have to an Indemnified Party except to the extent the failure to give such notice prejudiced the Indemnifying Party.

                  SECTION 10.5. RIGHT OF SET-OFF. In addition to any other remedy available in equity or at law, the Indemnified Party shall be entitled to set off the amount of any obligation for which it is entitled to be indemnified under this Article X against any amounts payable to the Indemnifying Party hereunder or under any other agreement contemplated hereby.

                  SECTION 10.6. LIMITATION OF LIABILITY. (a) Notwithstanding any other provision of this Agreement, neither the aggregate liability hereunder of the Buyer and SEi on the one hand, nor the aggregate liability hereunder of the Sellers on the other hand, shall exceed DM28,000,000, and the aggregate liability of each Seller shall not exceed his pro rata share of such amount based upon his percentage interest in the Company.

                    (b) The Sellers shall be liable to indemnify the Buyer for claims on account of taxes only to the extent additional Taxes resulting from field audits are not compensated by lowered tax burdens in following years resulting from such additional Taxes. To the extent additional capitalization of items originally treated as expenses entail additional depreciations in future years, the liability of the Sellers on account of additional Taxes shall be reduced by the discounted cash value of the additional depreciation, discounted at a rate of 5% per year.

                                   ARTICLE XI

                                  MISCELLANEOUS

                  SECTION 11.1. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the Federal Republic of Germany. Any disputes arising under this Agreement shall be resolved in accordance with the provisions of the separate Arbitration Agreement which has been executed by the parties as of the date hereof.

                  SECTION 11.2. ENTIRE UNDERSTANDING, WAIVER, ETC. This Agreement sets forth the entire understanding of the parties and supersedes any and all prior or contemporaneous agreements, arrangements and understandings relating to the subject matter hereof, and the provisions hereof may not be changed, modified, waived or altered except by an agreement in writing signed by the party entitled to the benefit of the provision(s) to be waived hereto. A waiver by any party of any of the terms or conditions of this Agreement, or of any breach thereof, shall not be deemed a waiver of such term or condition for the future, or of any other term or condition hereof, or of any subsequent breach thereof.

                  SECTION 11.3. SEVERABILITY; GAPS. If any provision of this Agreement or the application of such provision shall be held by a court of competent jurisdiction to be unenforceable, or otherwise be or become invalid or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect. In addition, any gap or omission in the terms of this Agreement shall not prejudice its validity, and the remaining provisions of this Agreement shall remain in full force and effect. Any gap in the terms of this Agreement, whether caused by the invalidity or unenforceability of any provision, or by an omission or otherwise, shall be filled by a provision which legally and economically most closely matches the intent of the parties hereto with respect to the gap. The parties hereto undertake to enter from time to time into such amendments as are necessary or appropriate to document the provisions filling such gaps.

                  SECTION 11.4. CAPTIONS. The captions herein are for convenience only and shall not be considered a part of this Agreement for any purpose, including, without limitation, the constructions or interpretation of any provision hereof.

                  SECTION 11.5. NOTICES. All notices, requests, demands and other communications (collectively, "Notices") that are required or may be given under this Agreement shall be in writing. All Notices shall be deemed to have been duly given or made: if by hand, immediately upon delivery; if by telecopier or similar device, immediately upon sending, provided notice is sent on a Business Day during the hours of 9:00 a.m. and 6:00 p.m. at the location of the party receiving the Notice, but if not, then immediately upon the beginning of the first Business Day after being sent; if by FedEx, Express Mail or any other reputable overnight delivery service, two Business Days after being placed in the exclusive custody and control of said courier; and if mailed by certified mail, return receipt requested, five Business Days after mailing. Notwithstanding the foregoing, with respect to any Notice given or made by telecopier or similar device, such Notice shall not be effective unless and until (i) the telecopier or similar advice being used prints a written confirmation of the successful completion of such communication by the party sending the Notice, and (ii) a copy of such Notice is deposited in first class mail to the appropriate address for the party to whom the Notice is sent. In addition, notwithstanding the foregoing, a notice of a change of address by a party hereto shall not be effective until received by the party to whom such notice of a change of address is sent. All notices are to be given or made to the parties at the following addresses (or to such other address as either party may designate by notice in accordance with the provisions of this Section):

                    (a)    If to Sellers:

                           Rolf Christof Dienst
                           Pacellistr. 14
                           80333 Munchen
                           Telephone: 011 49 (89) 2199410
                           Facsimile: 011 49(89) 21994198

                           Gunter Greff

                           Stadlander Weg 11
                           26441 Jever
                           Telephone: 011 49 4461-912180
                           Facsimile: 011 49 4461-3840

                           Joachim Schoss
                           Freiherr-Vom-Stern-Str. 51
                           60323 Frankfurt
                           Home Telephone:   011 49 69-172550
                           Office Telephone: 011 49 69-23852010
                           Office Facsimile: 011 49 69-23852025

                           Thomas Klawitter
                           Kostverloren 3A
                           26441 Jever
                           Home Telephone:   011 49 4461-74112
                           Office Telephone: 011 49 44 21 9730
                           Office Facsimile: 011 49 44 21 973 1020

                           Ralf Halbherr
                           Taunusstr. 8B
                           61449 Steinbach
                           Office Telephone: 011 49 69-23852010
                           Office Facsimile: 011 49 69-23852025

                           Wolfgang and Ruth Rucker
                           Grafenweg 4
                           71803 Herrenberg
                           Telephone: 011 49 7031-26435
                           Office: 011 49 228-1815200

                    (b)    If to SEi:

                           Sykes Enterprises, Incorporated
                           100 North Tampa Street
                           Suite 3900
                           Tampa, Florida 33602
                           Attention: Scott J. Bendert,
                             Vice President-Finance
                           Telephone: 001 (813) 274-1000
                           Facsimile: 001 (813) 273 0148

                    (c)    If to Buyer:
                           Sykes Enterprises GmbH
                           c/o Sykes Enterprises, Incorporated
                           100 North Tampa Street
                           Suite 3900
                           Tampa, Florida 33602
                           Attention: Scott J. Bendert,
                             Vice President-Finance
                           Telephone: 001 (813) 274-1000
                           Facsimile: 001 (813) 273 0148

                  SECTION 11.6. SUCCESSORS AND ASSIGNS. Neither this Agreement nor any of the rights or obligations arising hereunder shall be assignable without the prior written consent of the parties hereto; provided, however, that notwithstanding the foregoing SEi may assign its rights and obligations under this Agreement to any wholly owned subsidiary of SEi which agrees in writing to be bound by and to perform fully all of SEi's obligations hereunder and, provided that in the event of any such assignment by SEi, SEi shall remain liable hereunder for the performance of SEi's obligations hereunder notwithstanding such assignment.

                  SECTION 11.7. PARTIES IN INTEREST. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, shall confer upon any Person, other than the parties hereto, and their successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

                  SECTION 11.8. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

                  SECTION 11.9. CONSTRUCTION OF TERMS. Any reference herein to the masculine or neuter shall include the masculine, the feminine and the neuter, and any reference herein to the singular or plural shall include the opposite thereof. The parties to this Agreement acknowledge that each party and counsel to each party has participated in the drafting of this Agreement and agree that this Agreement shall not be interpreted against one party or the other based upon who drafted it.

                  SECTION 11.10. SEI GUARANTEE. SEi hereby guarantees for the benefit of the Sellers the full and prompt performance by the Buyer of all of its obligations toward the Sellers under this Agreement. SEi agrees to cause the Sellers to be released, on or before July 31, 1997, from their liabilities to Commerzbank referenced in Section 4.15(a)(viii) of the Disclosure Schedule and to hold Sellers harmless against any loss, liability or expense incurred by them after the Closing.

                  SECTION 11.11. BENEFICIAL OWNERS OF QUOTAS. Wolfgang and Ruth Rucker hereby consent, in their capacities as beneficial owners of the capital interests referenced in Section 4.4 of the Disclosure Schedule, to all transactions contemplated hereby. They hereby join in this Agreement and jointly assume the rights and obligations of a Seller hereunder with respect to the Quotas of which either of them is the beneficial owner. They hereby agree that the portion of the Purchase Price Shares to be issued in respect of their Quotas shall be issued in the name of Ruth Rucker.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement on the day and year first above written.

                                    SELLERS:

                                    /s/ Rolf Christof Dienst
                                    --------------------------------------------
                                    Rolf Christof Dienst

                                    /s/ Gunter Greff
                                    --------------------------------------------
                                    Gunter Greff

                                    /s/ Joachim Schoss
                                    --------------------------------------------
                                    Joachim Schoss

                                    /s/ Thomas Klawitter
                                    --------------------------------------------
                                    Thomas Klawitter

                                    /s/ Ralf Halbherr
                                    --------------------------------------------
                                    Ralf Halbherr

                                    /s/ Wolfgang Rucker
                                    --------------------------------------------
                                    Wolfgang Rucker

                                    /s/ Ruth Rucker
                                    --------------------------------------------
                                    Ruth Rucker


                                    SEI:

                                    SYKES ENTERPRISES, INCORPORATED

                                    /s/ Scott J. Bendert
                                    --------------------------------------------
                                    Scott J. Bendert, Vice President - Finance


                                    BUYER:

                                    SYKES ENTERPRISES GMBH

                                    By: /s/ Scott J. Bendert
                                       -----------------------------------------

                                    Its:
                                        ----------------------------------------

                                STATE OF FLORIDA
                               DEPARTMENT OF STATE

                            BUREAU OF NOTARIES PUBLIC

                                    APOSTILLE

                    (CONVENTION DE LA HAYE DU 5 OCTOBRE 1961)


1.       Country:  United States of America

2.       This public document has been signed by      Conway W. Jensen

3.       acting in the capacity of                    Notary Public

4.       bears the seal/stamp of                      Conway W. Jensen, Notary
                                                         Public,
                                                      State of Florida


                                    CERTIFIED


5.       at       Tallahassee, Florida

6.       the      Thirteenth day of May, A.D., 1997

7.       by       Secretary of State, State of Florida

8.       No.      1997-5639

9.       Seal/Stamp                          10.      Signature:

                                                      /s/ Sandra B. Mastham

                                                         Secretary of State

                                  AUTHORIZATION

                                POWER OF ATTORNEY


The undersigned, Sykes Enterprises, Incorporated, Tampa, Florida, U.S.A., hereby confirms that Mr. Scott J. Bendert has been appointed as a Financial Director of the undersigned by a Board Resolution dated May 28, 1997 and has acted since then in this capacity for the undersigned. In this capacity, Mr. Bendert is authorized to legally bind the undersigned. He is in particular authorized to negotiate a purchase agreement with the shareholders of TELCARE GmbH and to sign an acquisition agreement on behalf of the undersigned. He is furthermore authorized to acquire on behalf of the undersigned 100% of the shares of a newly established limited liability company in Germany which has not been engaged in any business operations, to represent the undersigned in shareholders' meetings which resolve on the modifications of the Articles of Association of all kinds and on the revocation and appointment of Geschaftsfuhrer (managers) of the new GmbH.

Mr. Bendert is authorized to grant sub-powers of attorney and is exempted from the restrictions of Section 181 BGB.

Date: May 28, 1997.


SYKES ENTERPRISES, INCORPORATED



 /s/ John L. Crites, Jr.
---------------------------------------
by:  John L. Crites, Jr.
     Vice President & General Counsel

I, the undersigned Margery Bass, confirm in my capacity as Secretary of Sykes Enterprises, Incorporated that the above is true and correct.


 /s/ Margery Bass
---------------------------------------
Margery Bass, Corporate Secretary

May 28, 1997

STATE OF FLORIDA
COUNTY OF HILLSBOROUGH

The foregoing document was acknowledged before me this 28th day of May, 1997 by John L. Crites, Jr. who is personally known to me.


                                             /s/ Conway W. Jensen
                                             ------------------------------


STATE OF FLORIDA
COUNTY OF HILLSBOROUGH

The foregoing document was acknowledged before me this 28th day of May, 1997 by Margery Bass who is personally known to me.


                                             /s/ Conway W. Jensen
                                             ------------------------------

May 28, 1997
------------------

                                    VOLLMACHT


Hiermit bevollmachtige ich, Raf Halbherr, TaunusstraBe 8b, 61449 Steinbach, Herrn Rolf Christof Dienst - "Bevollmachtigter" - in meinem Namen meine Geschaftsanteile von DM 48.000 an der TELCARE Gesellschaft fur
Telekommunikation-Mehrwertdienste GmbH mit Sitz in Wilhelmshaven an Sykes Enterprises, Inc., Tampa, Florida USA im Wege des Verkaufes zu den vom Bevollmachtigten festzusetzenden Konditionen zu ubertragen und in disem Zusammenhang Beschlusse zu fassen und hierbei auch fur andere Gesellschafter zu handein.


Steinbach, den 26/5/97


/s/ Ralf Halbherr
----------------------------------
Ralf Halbherr

                                    VOLLMACHT


Hiermit bevollmachtige ich, Ruth Rucker, Grafenweg 4, 71803 Herrenberg, Herrn Rolf Christof Dienst - "Bevollmachtigter" - in meinem Namen meine
Geschaftsanteile von DM 104.850 an der TELCARE Gesellschaft fur
Telekommunikation-Mehrwertdienste GmbH mit Sitz in Wilhelmshaven an Sykes Enterprises, Inc., Tampa, Florida USA im Wege des Verkaufes zu den vom Bevollmachtigten festzusetzenden Konditionen zu ubertragen und in disem Zusammenhang Beschlusse zu fassen und hierbei auch fur andere Gesellschafter zu handein.


Herrenberg, den 25/5/97


/s/ Ruth Rucker
----------------------------------
Ruth Rucker

                                    VOLLMACHT


Hiermit bevollmachtige ich, Wolfgang Rucker, Grafenweg 4, 71803 Herrenberg, Herrn Rolf Christof Dienst - "Bevollmachtigter" - in meinem Namen meine Geschaftsanteile von DM 104.850 an der TELCARE Gesellschaft fur
Telekommunikation-Mehrwertdienste GmbH mit Sitz in Wilhelmshaven an Sykes Enterprises, Inc., Tampa, Florida USA im Wege des Verkaufes zu den vom Bevollmachtigten festzusetzenden Konditionen zu ubertragen und in disem Zusammenhang Beschlusse zu fassen und hierbei auch fur andere Gesellschafter zu handein.

Gleichzeitig erteile ich hiermit die Bevollmachtigung, die Beteiligung durch den Treuhander, Rolf Christof Dienst, zu verkaufen.


Herrenberg, den 25/5/97


/s/ Wolfgang Rucker
----------------------------------
Wolfgang Rucker

                                    VOLLMACHT


Hiermit bevollmachtige ich, Joachim Schoss, Freiherr-vom-stein-str. 51, 60323 Frankfurt, Herrn Rolf Christof Dienst - "Bevollmachtigter" - in meinem Namen meine Geschaftsanteile von DM 144.000 an der TELCARE Gesellschaft fur Telekommunikation-Mehrwertdienste GmbH mit Sitz in Wilhelmshaven an Sykes Enterprises, Inc., Tampa, Florida USA im Wege des Verkaufes zu den vom Bevollmachtigten festzusetzenden Konditionen zu ubertragen und in disem Zusammenhang Beschlusse zu fassen und hierbei auch fur andere Gesellschafter zu handein.



Frankfurt, den 23/5/97



/s/ Joachim Schoss
----------------------------------
Joachim Schoss

                                    VOLLMACHT


Hiermit bevollmachtige ich, Gunter Greff, Stadlander Weg 11, 26441 Jever, Herrn Rolf Christof Dienst - "Bevollmachtigter" - in meinem Namen meine
Geschaftsanteile von DM 144.000 an der TELCARE Gesellschaft fur
Telekommunikation-Mehrwertdienste GmbH mit Sitz in Wilhelmshaven an Sykes Enterprises, Inc., Tampa, Florida USA im Wege des Verkaufes zu den vom Bevollmachtigten festzusetzenden Konditionen zu ubertragen und in disem Zusammenhang Beschlusse zu fassen und hierbei auch fur andere Gesellschafter zu handein.



Jever, den 29/05/97



/s/ Gunter Greff
----------------------------------
Gunter Greff

                                    VOLLMACHT


Hiermit bevollmachtige ich, Thomas Klawitter, Kostverloren 3A, 26441 Jever, Herrn Rolf Christof Dienst - "Bevollmachtigter" - in meinem Namen meine Geschaftsanteile von DM 48.000 an der TELCARE Gesellschaft fur
Telekommunikation-Mehrwertdienste GmbH mit Sitz in Wilhelmshaven an Sykes Enterprises, Inc., Tampa, Florida USA im Wege des Verkaufes zu den vom Bevollmachtigten festzusetzenden Konditionen zu ubertragen und in disem Zusammenhang Beschlusse zu fassen und hierbei auch fur andere Gesellschafter zu handein.



Jever, den 28/5/97



/s/ Thomas Klawitter
----------------------------------
Thomas Klawitter

                                    VOLLMACHT


Hiermit bevollmachtige ich, Thomas Klawitter, Kostverloren 3A, 26441 Jever, Herrn Rolf Christof Dienst - "Bevollmachtigter" - in meinem Namen meine Geschaftsanteile von DM 48.000 an der TELCARE Gesellschaft fur
Telekommunikation-Mehrwertdienste GmbH mit Sitz in Wilhelmshaven an Sykes Enterprises, Inc., Tampa, Florida USA im Wege des Verkaufes zu den vom Bevollmachtigten festzusetzenden Konditionen zu ubertragen und in disem Zusammenhang Beschlusse zu fassen und hierbei auch fur andere Gesellschafter zu handein.



Jever, den 28/5/97



/s/ Thomas Klawitter
----------------------------------
Thomas Klawitter

              CONSENT OF SPOUSE PURSUANT TO SECTION 1365 CIVIL CODE

By Notarial Deed dated May 30, 1997, Rule of Documents No. 849/1997 P of the Hamburg Notary Public Dr. Klass Hinrich Pfluger, my husband,

         Ralf Halbherr

         TaunusstraBe 8 B, 61449 Steinbach,

has sold all his shares in TELCARE Gesellschaft fur
Telekommunikations-Mehrwertdienste GmbH in Wilhelmshaven, Germany, in the nominal amount of DM 48,000.00 to Sykes Enterprises GmbH.

I hereby consent to all declarations contained in the aforementioned Deed pursuant to Section 1365 Civil Code.



Steinbach,  16.6.1997                         /s/ Anja Halbherr
          ------------------------           -----------------------------------

                                                  Anja Halbherr

              CONSENT OF SPOUSE PURSUANT TO SECTION 1365 CIVIL CODE

By Notarial Deed dated May 30, 1997, Roll of Documents No. 849/1997 P of the Hamburg Notary Public Dr. Klass Hinrich Pfluger, my husband,

         Mr. Thomas Klawitter,

         resident at: Kostverloren 3 a, 26441 Jever,

has sold all his shares in TELCARE Gesellschaft fur
Telekommunikations-Mehrwertdienste GmbH in Wilhelmshaven/FRG in the nominal amount of DM 48,000,-- to Sykes Enterprises GmbH.

I hereby consent to all declarations contained in the aforementioned Deed pursuant to par, 1365 Civil Code.


Jever, this 16 June 1997
           -----------------------


 /s/ S. Klawitter
----------------------------------
S. Klawitter